                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported) November 5, 1999

                                  Airtrax, Inc.
               (Exact name of Registrant as specified in charter)



           New Jersey                0-25791              22-3506376
   (State or other jurisdiction    (Commission         (I.R.S. Employer
       of incorporation)           File Number)        Identification No.)


    1616 Pennsylvania Avenue, #122, Vineland                   08361
   (Address of principal executive offices)                 (Zip code)



Registrant's telephone number, including area code      (856) 327-8112


                          MAS Acquisition IX Corp.
                           1710 E. Division St.
                         Evansville, Indiana 47711
         (Former name or former address, if changed, since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

(a) Pursuant to an Agreement and Plan of Merger ("Merger Agreement") dated November 5, 1999 between MAS Acquisition IX Corp. ("MAS"), an Indiana corporation, and AirTrax, Inc., a New Jersey corporation ("AirTrax" or "Company"), all of the issued and outstanding shares of capital stock of MAS were exchanged for 114,867 shares of AirTrax. AirTrax shall be the surviving company in the merger. The effective date of the merger was November 19, 1999.

The Merger Agreement was adopted by the unanimous consent of the Board of Directors of MAS and approved by the majority of shareholders of MAS on November 5, 1999. The Merger Agreement was adopted by the unanimous consent of the Board of Directors of AirTrax and by consent of a majority of shareholders of AirTrax on November 5, 1999.

Prior to the merger, MAS had 8,519,800 shares of common stock issued and outstanding that were exchanged for 114,867 shares of common stock of AirTrax. Pursuant to the merger, AirTrax acquired all of the issued and outstanding shares of capital stock of MAS.

Prior to the merger, AirTrax had 4,196,311 shares of common stock issued and outstanding, and 275,000 shares of a series of preferred stock ("Preferred Stock") issued and outstanding, no par value. Each share of Preferred Stock is entitled to 10 voting rights on all matters on which shareholders are entitled to vote. The Preferred Stock has a stated value per share of $5.00 and an annual dividend per share equal to 5% of the stated value. Dividends are cumulative and the holder has a right to waive any cash dividend and receive the dividend in the form of common stock at a price per share equal to 30% of the last offering or trading price of the common stock. The Preferred Stock has a preference over common stockholders upon liquidation equal to the stated value per share. The Preferred Stock is not convertible to common stock.

Upon effectiveness of the merger, AirTrax will have 4,311,178 shares of common stock outstanding.

The officers of AirTrax will continue as the officers of the successor issuer (see "Management" below). The officers, directors, by-laws and certificate of incorporation, as amended, of AirTrax will continue without change as the officers, directors, by-laws and certificate of incorporation, as amended, of the successor issuer.

A copy of Merger Agreement is included herein as exhibit to this Form 8-K and such exhibit modifies the foregoing description.

(b) The following table contains information regarding the shareholders of AirTrax, its current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock and Preferred Stock:

                                 Preferred     Percentage of  Percentage of
             Common Stock        Stock         Common Stock   Preferred Stock
             Stock Beneficially  Voting        Beneficially   Beneficially
Name         Owned(1)            Rights(2)         Owned         Owned
-----------------------------------------------------------------------------
Peter Amico
President and
Chairman          1,695,737      2,750,000(3)      40.41%       100%

D. Barney Harris     62,500          -0-            1.49%        -0-
Vice President and
Director

Frank Basile        190,000          -0-            4.53%        -0-
Director

James Hudson         71,000(4)       -0-            1.69%        -0-
Director

John Watt Jr.       103,000          -0-            2.45%        -0-
Secretary and
Director

All directors     2,122,237      2,750,000         50.57%        100%
and executive
officers as a
group (5 persons)
-----------------

(1). Based on 4,196,311 outstanding shares of common stock (prior to the effectiveness of the merger), excluding, however shares of common stock issuable to the holder of the Preferred Stock (see "Item 2 - Executive Compensation").
(2). Based upon 275,000 outstanding shares of Preferred Stock after giving effect to the 10 for 1 voting rights.
(3). Represents 275,000 shares of Preferred Stock held by Arcon Corp., a corporation wholly owned by Mr. Amico.
(4). Includes shares held by an affiliate of Mr. Hudson.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

(a) The consideration exchanged pursuant to the Merger Agreement was negotiated in an arms length transaction between the parties. In evaluating AirTrax as a candidate for the merger, MAS considered the omni-directional technology of AirTrax and the products to be introduced by AirTrax. Both parties determined the considerations reasonable.

(b). The plan of operations of AirTrax provides for the further development and commercial sale of the omni-directional wheel technology (see "Business" below).

BUSINESS



Background

AirTrax is a development stage company that has developed an omni-directional wheel technology for various applications. AirTrax was incorporated in the State of New Jersey on April 17, 1997. On May 19, 1997, the Company entered into a merger agreement with a predecessor company and became the surviving company in the merger.

An early stage omni-directional wheel was patented by a Swedish inventor and was purchased by the United States Navy and the technology was advanced at the Naval Surface Warfare Center. The Navy held the patent until its expiration in 1990. In January 1996, the Company's predecessor entered into a Cooperative Research and Development Agreement ("CRADA") with the United States Navy to transfer the omni-directional wheel technology to the predecessor. Since CRADA, the Company has advanced the development of the technology for its various applications including use on forklifts and other material handling equipment.

Although the original patent for the omni-directional wheel expired, the Company has filed a patent with the United States Patent and Trademark Office encompassing certain other aspects of the technology.


Description of Technology.

An omni-directional vehicle employing the Company's patent pending technology is capable of traveling in any direction. On a four-wheel omni-directional vehicle, each omni-directional wheel has its own independent electric or hydraulic motor and the motion of the vehicle is controlled by coordinating all four wheels through a microprocessor that receives imput from an operator-controlled joystick. Unlike most vehicles, there is no conventional drive train, axle, or steering rack. The basis of the Company's omni-directional technology consists primarily of a mobile platform with four omni-directional wheels. Each wheel has its own electric or hydraulic motor that turns a wheel hub. However, the wheel hub is not covered by a conventional rubber tire. Rather, each wheel hub is encircled with multiple elliptical (keg-shaped) rollers that are offset 45 degrees. The elliptical rollers, fabricated from urethane, are extremely durable. By independently controlling the rotation of each wheel, the vehicle has the capability of traveling in any direction. The joystick controls the direction of the vehicle. The technology allows the vehicle to move forward, laterally, diagonally, or completely rotate within its own footprint, thereby allowing it to move into confined spaces without difficulty. The navigational options of an omni-directional vehicle are virtually limitless. The omni-directional wheel can be manufactured in almost any size, depending upon the application. For instance, the wheel can be used on miniature vehicles or massive load-carrying vehicles. Omni-directional technology has been incorporated into prototype vehicles that perform the following functions: carrying hazardous materials, remote fire fighting, weapons loading, and general forklift uses. The technology can be employed in any type of vehicle that requires superior navigational capabilities.

Current Operations.

The Company has completed the development of a commercial omni-directional forklift. The forklift has been extensively tested internally by the Company and is awaiting further testing by Underwriters Laboratory and to meet the standards of the American
National Standards Institute. Following this testing period which is anticipated to be completed in December 1999, the Company will commence the commercial production and sale of this product (see "Risk Factors").

The forklift will be available in the ATX, ATX-E and ATX-ER series with 3000 through 6000 pound capacities. Each series is briefly described below.

ATX Series. This series will feature the revolutionary omni-directional technology. This forklift will deliver unequaled maneuverability providing significantly improved operating efficiencies in the materials handling industry. This model is expected to retail at prices competitive with existing forklifts.

ATX-E Series. In addition to the omni-directional technology, this series permits the upper section of the forklift to extend and retract. This feature effectively reduces the overall dimensions of the machine while carrying a load to approximately 6 feet 6 inches enabling it to traverse a seven-foot aisle sideways.

ATX-ER Series. In addition to the omni-directional technology and the extend/retract feature, the upper section of this series can rotate allowing loads to be transferred from one side to the other while the forklift remains stationary.

The Company intends to develop other applications of its omni-directional technology. These applications include an omni-directional wheel chair and an omni-directional device for military equipment handling (see "Risk Factors").

Recently, the Company was awarded a Phase I research contract under the Department of Defense's Small Business Innovation Research Program to develop an omni directional Multiple Purpose Mobility Platform (MP2). The Phase I contract studied the application of an omni-directional material handling device proposed to be developed by the Company for the installation of jet engines and munitions on military aircrafts and was supervised by the Naval Air Warfare Center Aircraft Division (NAWC) in Lakehurst, New Jersey. The Company recently completed the Phase I contract, and subsequently was advised that NAWC has recommended it for a Phase I continuation contract and a Phase II research contract. The total amount of a contract, if awarded to the Company, will not exceed $780,000. The Phase II contract, if any, will further study the feasibility of an omni-directional device for military purposes, and likely will include the construction of a proto-type device. Although management believes the underlying omni directional technology for the proposed MP2 has significant potential for both commercial and military applications, no assurances can be given.

The Company has conducted a preliminary design of an omni-directional wheel for wheelchair applications. It will require additional funds to complete a structural and ergonomic design of a proto-type wheelchair, as well as the construction of the proto-type for test purposes. Although management recognizes the potential utilitarian benefit and corresponding market size of an omni-directional wheelchair, no assurances can be given that the product can be developed by the Company.


Suppliers.

The Company has entered into an arrangement with a manufacturer to produce the forklift and other omni-directional products. However, the Company may establish its own manufacturing facility in the future if economically advantageous. The components of the Company's forklifts consist of over the counter products and products that have been specially designed and manufactured by various suppliers in collaboration with the Company. The Company considers these specially designed and manufactured products proprietary and has entered into exclusive contractual agreements with such suppliers. In addition, while the Company maintains single sources for the over the counter components, it believes that other sources are available if necessary.


Marketing.

The Company will establish an exclusive dealer network nationally and internationally for its forklift product line. Each dealer likely will be an existing equipment distributor, and will be granted an exclusive territory. In addition, each dealer will be required to purchase a number of forklifts commensurate with the size of its territory. To date, the Company has conducted limited dealer solicitation. The Company will initiate its dealer solicitation following the successful testing of its forklift. In addition, the Company is in negotiations with a lending source to provide a financing alternative for distributors (see "Risk Factors").


Markets.

The Company believes the commercial version of the omni-directional forklift will revolutionize the materials handling and warehousing industries creating sales markets globally (see "Risk Factors"). The market for the ATX series is anticipated to be significant based on the sale and use of forklifts worldwide. In the United States alone, it is estimated that 1,000,000 forklifts are in commercial use today, and in 1998 over 174,000 were sold domestically. The US market represents approximately 35% of the worldwide market. In addition, the Company believes the United States military represents a significant market for omni-directional forklifts and other materials handling equipment.

Competition.

Although the Company will not confront direct competition for its omni-directional technology, it anticipates that it may face competition from competing technologies in the future. In the immediate future, however, the Company will confront competition from conventional products in the materials handling and warehousing industry (ie. other forklift companies). Many of these companies are subsidiaries of major national and international equipment companies, and have significantly greater financial, engineering, marketing and other resources than the Company. In addition, the patent on omni-directional technology expired in 1990. Although the Company has sought patent protection for certain other aspects of its technology, no assurances can be given that such patent protection will effectively thwart competition.


Patents and Proprietary Rights.

In December 1997, the Company received a patent for a omni-directional helicopter ground-handling device. In March 1998, the Company filed a patent encompassing certain other aspects of the technology applicable to omni-directional forklift (see "Risk Factors").

The Company also seeks to protect its proprietary technology through exclusive supply contracts with manufacturers for specially designed and manufactured components.

PROPERTY

The Company maintains its administrative offices at 1616 Pennsylvania Avenue, #122, Vineland, New Jersey 08361 on premises owned by the president of the Company. To date, the arrangement between the parties has been rent-free.


MARKET FOR AIRTRAX'S SECURITIES

Prior to the merger, the Company has been a non-reporting company with certain of its securities exempt from registration under Regulation D promulgated under the Securities Act of 1993, as amended. The Company's common stock has traded on the National Quotation Bureau's "Pink Sheets". There is an absence of an established trading market for the Company's common stock, as the market is limited, sporadic and highly volatile.

As a result of the merger, the Company has elected to become a successor issuer and successor reporting company to MAS and intends to immediately file for listing of its common stock on the NASDAQ OTC Bulletin Board.


OFFICERS AND DIRECTORS

Name                       Age            Title
--------------------       ---            ---------------------------
Peter Amico                55             President and Chairman
D. Barney Harris           37             Vice President and Director
John Watt Jr.              62             Secretary and Director
Frank Basile, Esq.         63             Director
James Hudson               55             Director
--------------------

Peter Amico - Mr. Amico is the founder of the Company and has been President and Chairman of the Company and its predecessor since its inception in April 1995. Prior to 1995, Mr. Amico was president and majority shareholder of Titan Aviation and Helicopter Services, Inc. ("Titan"). He has an extensive background in sales and in structural design. His career in sales has spanned over thirty years and he has held sales positions at Firestone Tire & Rubber and Union Steel Products, Inc. In 1996 and in connection with operations of Titan, Mr. Amico filed for bankruptcy protection.

D. Barney Harris - Mr. Harris has been a Director of the Company since December 1998 and a Vice President since July 1999. From 1997 to July 1999, Mr. Harris was employed by UTD, Inc. Prior to 1997, Mr. Harris was employed by EG&G as a Senior Engineer and Manager of the Ocean Systems Department where he was responsible for the activities of 45 scientists, engineers and technicians. During this period while performing contract services for the US Navy, he was principally responsible for the design of the omni-directional wheel presently used by the Company. Mr. Harris received his B.S.M.E. from the United States Merchants Marine Academy in 1982, and is presently completing his M.S.M.E. from the University of Maryland.

Mr. John Watt Jr. - Mr. Watt has been Secretary and a Director of the Company since August 1998. From 1990 to the present, he has been the President of Watt-Bollard Associates, Inc., a manufacturers' representative sales agency located in Fort Washington, Pennsylvania. From 1970 to 1990, he served as President of John C. Watt Associates, Inc.

Mr. James Hudson - Mr. Hudson has been a Director of the Company since May 1998. From 1980 to present, he has been President of Grammer, Dempsy & Hudson, Inc., a steel service center headquartered in Newark, New Jersey.

Frank A. Basile, Esq. - Mr. Basile has been a Director of the Company since April 1999. Mr. Basile has been a practicing attorney since 1963 and is president of the law firm Basile & Testa located in Vineland, New Jersey. The firm was one of seven selected by the State of New Jersey to represent the State against the tobacco industry.

EXECUTIVE COMPENSATION

The Company and Peter Amico, as President, have entered into a written employment agreement for a period of five years. Pursuant to the agreement, Mr. Amico receives a salary of $75,000 per year. In addition, Mr. Amico will receive annual stock options not to exceed 50,000 shares of common stock at a price of per share to be determined by the board of directors. Arcon Corp., a corporation wholly owned by Mr. Amico, receives an annual dividend on 275,000 shares of Preferred Stock. The annual dividend equals $68,750, however, the holder may elect to be paid in the form of common stock at a discount to the market price (see the description of the Preferred Stock in Item 1. Changes in Control of Registrant). Although not elected by the holder as of this date, Arcon is entitled to receive 305,737 shares of common stock as a dividend on the Preferred Stock for the period May 1997 to December 31, 1998.

The Company and D. Barney Harris, as Vice President, have entered into a written employment agreement for period of five years. Pursuant to the agreement, Mr. Harris receives an annual salary of $75,000, subject to annual review by the Company. In addition, Mr. Harris will be entitled to receive stock grants and stock options not exceeding 25,000 shares of common stock per annum at a share price discounted to the market.

The Board of Directors generally hold office until a successor is elected. Each board member receives $250 for each meeting attended, plus reasonable travel expenses. For 1998, each board member was granted stock options for not more than 5,000 shares of common stock at price of $0.50 per share.

RISK FACTORS.

LACK OF COMMERCIAL PRODUCT. The Company has developed the commercial version of its unique, omni-directional forklift. The commercial introduction of the product is subject, however, to additional testing for rating purposes by independent third parties (see "Business"). Due to the unique performance attributes of the forklift, the forklift will undergo a series of unprecedented tests relating to these attributes. Although management is confident in the performance capabilities of the forklift, management has not performed these tests separately. If the forklift cannot perform these tests successfully, many of the competitive advantages of the forklift may be lessened and the Company may have to redesign certain aspects of the forklift. Such event may have a negative impact upon the operations of the Company.

LIMITED OPERATING HISTORY. The Company is a development stage company, and, together with its predecessor, has been in operation since 1995. However, since 1995, the Company's operations have been limited to the development of its omni-directional products, and limited revenue has been generated during this period. Consequently, its business may be subject to the many risks and pitfalls commonly experienced by development stage companies. There can be no assurances that future operations will be profitable.

LACK OF INDICATIONS OF PRODUCT ACCEPTABILITY. The success of the Company will be dependent upon its ability to sell omni-directional products in quantities sufficient to yield profitable results. To date, the Company has received limited indications of the commercial acceptability of certain of its omni-directional products. Accordingly, no assurances can be given that the Company's omni-directional products can be marketed and sold in a commercial manner.

LACK OF ESTABLISHED DISTRIBUTION CHANNELS. The Company does not have an established channel of distribution for its forklift product line. It intends on establishing a network of exclusive dealers throughout the United States. Although the Company has received indications of interest from a number of equipment distributors, to date, the Company has conducted limited dealer solicitation and has not finalized arrangements with any dealer. No assurances can be given that the Company will be successful in establishing its intended dealer network.

NEED FOR ADDITIONAL CAPITAL. The Company will require additional capital in the immediate future to meet its operating needs. The Company intends on raising the capital through a private or public financing of debt or equity. Presently, the Company has no commitment for any such funding. No assurances can be given that the Company will be successful in obtaining such financing on terms acceptable to the Company. The Company's inability to obtain such financing could have a material adverse affect on the Company. In addition to its present need for capital, in the future the Company may require additional capital to develop additional products or to meet its operating needs. No assurances can be given that such capital will be available in the future at terms acceptable to the Company or at all.

FEATURES OF PREFERRED STOCK. The Company has 275,000 shares of preferred stock outstanding that are held by an affiliate of the President. The stock carries a 10 for 1 voting right and a stated value of $5.00 per share. The preferred stock carries a liquidation preference equal to the stated value and an annual, cumulative dividend preference of five percent, all to the detriment of common shareholders. In addition, the holder may elect to receive the dividend in the form of common stock at a discount to the market price. Although not elected by the holder as of this date, it is entitled to receive 305,707 shares of common stock of the Company for the period ended December 31, 1998.

MANAGEMENT. The ability of the Company to successfully conduct its business affairs will be dependent upon the capabilities and business acumen of current management including Peter Amico, the Company's President. Accordingly, shareholders must be willing to entrust all aspects of the business affairs of the Company to its current management. Further, the loss of any one of the Company's management team could have a material adverse impact on its continued operation.

CONTROL EXERCISED BY MANAGEMENT. The existing officers and directors will control approximately 70% of the shareholder votes. This control by management is in the form of common stock and preferred stock that has 10 for 1 voting rights. Consequently, management will control the vote on all matters brought before shareholders, and holders of common stock may have no power in corporate decisions usually brought before shareholders.

NATURE OF BUSINESS/INSURANCE. The manufacture, sale and use of omni-directional forklifts and other material handling equipment is generally considered to be an industry of a high risk with a high incidence of serious personal injury or property loss. Although the Company intends to maintain sufficient liability insurance for the manufacture and use of its products, one or more incidents of personal injury or property loss resulting from the operation of its products could have a material adverse impact on the business of the Company.

COMPETITION. Although management believes its product will have significant competitive advantages to conventional forklifts, the Company will be competing in an industry populated by some of the foremost equipment and vehicle manufacturers in the world. Substantially all of these companies have greater financial, engineering and other resources than the Company. No assurances can be given that any advances or development made by such companies will not supersede the competitive advantages of the Company's omni-directional forklift. In addition, many of the Company's competitors have long-standing arrangements with equipment distributors and carry one or more of the competitor's products in addition to forklifts. These distributors are prospective dealers for the Company. Consequently, these distributors may be loath to enter into any relationship with the Company for fear of jeopardizing their existing relationship with the competitors.

PENNY STOCK REGULATION. The Company's common stock may be deemed a "penny stock" under federal securities laws. The Securities and Exchange Commission has adopted regulations that define a "penny stock" generally to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These regulations impose additional sales practice requirements on any broker/dealer who sell such securities to other than established investors and accredited investors. For transactions covered by this rule, the broker/dealer must make certain suitability determinations and must receive the purchaser's written consent prior to purchase. Additionally, any transaction may require the delivery prior to sale of a disclosure schedule prescribed by the Commission. Disclosure also is required to be made of commissions payable to the broker/dealer and the registered representative, as well as current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account of the customers and information on the limited market in penny stocks. These requirements generally are considered restrictive to the purchase of such stocks, and may limit the market liquidity for such securities.

FORWARD LOOKING STATEMENTS.

Certain of the statements contained in this Form 8-K includes "forward looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"). All statements other than statements of historical facts included in this Form 8-K regarding the Company's financial position, business strategy, and plans and objectives of management for future operations and capital expenditures, and other matters, are forward looking statements. These forward looking statements are based upon management's expectations of future events. Although the Company believes the expectations reflected in such forward looking statements are reasonable, there can be no assurances that such expectations will prove to be correct. Additional statements concerning important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed in the Risk Factor section above and elsewhere in this Form 8-K. All written and oral forward looking statements attributable to the Company or persons acting on behalf of the Company subsequent to the date of this Form 8-K are expressly qualified in their entirety by the Cautionary Statements.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

  Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

  Not applicable.

ITEM 5.  OTHER EVENTS.

Successor Issuer Election.

  Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities Exchange Commission, AirTrax elects to be the successor issuer to MAS Acquisition IX Corp. for purposes under the Securities Exchange Act of 1934 ("Exchange Act") and elected to report under the Exchange Act effective November 5, 1999.


ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS.

  Not applicable.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  No financial statements are filed herewith. The registrant will file financial statements by amendment hereto not later than 60 days from the date that this Form 8-K is required to filed.

EXHIBITS.

3(i)a. Certificate of Incorporation of AirTrax, Inc. dated April 11, 1997. 3(i)b. Certificate of Amendment to Certificate of Incorporation of
       AirTrax, Inc. dated November 11, 1999.
3(ii)(a) Amended and Restated By-Laws of the Company.
10 (i) Agreement and Plan of Merger by and between MAS Acquisition IX Corp.
       and AirTrax, Inc. dated November 5, 1999.
99(i)  Consulting Agreement by and between MAS Financial Corp. and
       AirTrax, Inc. dated October 26, 1999.

ITEM 8. CHANGE IN FISCAL YEAR.

  The successor issuer elects December 31 as its fiscal year end. The Company will file transitional reports as required.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        AIRTRAX, INC.

Date: November 19, 1999                 /s/ Peter Amico
-----------------------                 _________________
                                        Peter Amico
                                        President

EXHIBIT 3(i)a.

April 11, 1997
                         CERTIFICATE OF INCORPORATION

                                     OF

                                AirTrax, Inc.

       This is to certify that, thereby is hereby organized a corporation under and by virtue of N.J.S.A. 14A:1 et seq., the "New Jersey Business Corporation Act."

       1.  The name of the corporation is AirTrax, Inc.

       2. The address and zip code of the operation's initial registered office is 144 North Beverwyk Road, Box # 188, Lake Hiawatha, New Jersey 07034-1909

       3. The name of the corporation's initial registered agent is Louis Perosi, Jr.

       4. The purposes for which this corporation is organized are: To engage in any activity within the purpose for which the corporation may be organized under the "New Jersey Business Corporation Act", N.J.S.A. 14A:1-1 et seq. and to conduct and engage in the business at which are necessary, convenient appropriate, useful, customary or incidental to the forgoing purpose.

       5. The aggregate number of shares which the corporation shall have to issue is five million five hundred thousand (5,500,000), itemized by classes, par value of shares, shares without par vallue, and series, if any, within a class, is:

                                                        Par Value per Share or
                Series                                   statement that Shares
 Class         (if any)         Number of Shares           have no par value
-------        --------         ----------------        ----------------------
Common                             5,000,000                    No Par
Preferred                            500,000                    No Par


The relative rights, preferences and limitations of the shares of each class and series (if any), are as follows:

       The Board of Directors shall have the authority by vote of the majority of the Shareholders hereof, to assign certain charactistics to all or any part of the Class A Preferred Stock which may be used to acquire capital, restructure the capitalization, maintain voting control, reduce dilution and any other purpose which would be deemed in the best interest of the Shareholders.

       6. The first Board of Directors of this corporation shall consist of two (2) directors. The names and addresses of each person who is to serve as Director are:

           Louis Perosi, Jr.             10 Randazzo Lane
                                         West Paterson, New Jersey 07424

           Albert A. Walla               PO Box 3571
                                         Stamford, CT 06905

       7.  The name and address of the incorporator is:

           Imagine America, Inc.         PO Box 4676
                                         Wayne, NJ 07470

       IN WITNESS WHEREOF, each individual incorporation, each being over the age of eighteen years, has signed this certificate; or if the incorporation be a corporation, has caused this Certificate to be signed by its authorized officers, this 11th day of April, 1997.


                                       /s/ Louis Perosi Jr
                                       -------------------
                                       Louis Perosi, Jr.
                                       President


EXHIBIT 3(i)b.

                                AIRTRAX, INC.
                         CERTIFICATE OF AMENDMENT
                                    OF
                        CERTIFICATE OF INCORPORATION

The undersigned corporation, organized under the laws of the State of New Jersey, to amend its Certificate of Incorporation in accordance with Chapter 9 of the New Jersey Business Corporation Act, hereby certifies:

     FIRST: The name of the Corporation is AIRTRAX, INC.

     SECOND: The Board of Directors on April 20, 1997 adopted the following resolution:

RESOLVED, that, pursuant to the authority vested in the Board of Directors of AirTrax, Inc. ("Corporation") by its Certificate of Incorporation, the Board of Directors by resolution does hereby create, authorize and provide for the issuance of the "5% Voting Preferred Stock - $5.00 Stated Value", consisting initially of 275,000 shares, having the voting powers, preferences and relative participating rights, and the qualifications, limitations or restrictions that are set forth as follows:


Section I.		Designation and Amount.

There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a class of preferred stock designated as the "5% Voting Preferred Stock - $5.00 Stated Value" ("5% Voting Preferred Stock") and the number of shares constituting such class shall be 275,000.


Section II.	Rank.

The 5% Voting Preferred Stock, in respect of dividends and distributions upon the liquidation, winding-up, and dissolution of the Corporation, shall rank senior to all classes of common stock of the Corporation, and each other class of Capital Stock or series of Preferred Stock hereafter created that does not expressly provide that it ranks senior to, or on a parity with, the 5% Voting Preferred Stock as to dividends and distributions upon the liquidation, winding-up, and dissolution of the Corporation ("Junior Stock"). The 5% Voting Preferred Stock shall, in respect of dividends and distributions upon the liquidation, winding-up, and dissolution of the Corporation, rank on a parity with any class of Capital Stock or series of Preferred Stock hereafter created that expressly provides that it ranks on a parity with the 5% Voting Preferred Stock as to dividends and distributions upon the liquidation, winding-up, and dissolution of the Corporation ("Parity Stock"); provided, however, that any such Parity Stock that was not approved in writing by the majority of the Holders shall be deemed to be Junior Stock and not Parity Stock. The 5% Voting Preferred Stock shall, in respect of dividends and distributions upon the liquidation, winding-up, and dissolution of the Corporation, rank junior to each class of Capital Stock or series of Preferred Stock hereafter created that has been approved in writing by the majority of the Holders and that expressly provides that it ranks senior to the 5% Voting Preferred Stock as to dividends or distributions upon the liquidation, winding-up, and dissolution of the Corporation ("Senior Stock").

Section III.	Dividends.

(i) Beginning on the Issue Date and for each Dividend Period, the Holders of the outstanding shares of 5% Voting Preferred Stock being issued on such Issue Date shall be entitled to receive, when, as, and if declared by the Board of Directors, out of funds legally available therefore except however as otherwise provided herein, distributions in the form of cash dividends on each share of
5% Voting Preferred Stock, at the rate (the "Dividend Rate") of 5% per annum, multiplied by the stated value ($5.00) per share of the 5% Voting Preferred Stock. Dividends shall accrue at the Dividend Rate, and shall be cumulative, whether or not earned or declared, however, shall not compound. Dividends shall be payable in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date after the applicable Issue Date. Each dividend shall be payable to Holders of record as they appear on the stock books of the Corporation on the Dividend Record Date immediately preceding the related Dividend Payment Date.
(ii) All dividends paid in respect of shares of the 5% Voting Preferred Stock pursuant to Section III(c)(i) shall be paid pro rata to the Holders entitled thereto.
(iii) No full dividends shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on any Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid in full, or declared and, if payable in cash, a sum in cash set apart sufficient for such payment on the 5% Voting Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Stock. If any dividends are not so paid, all dividends declared upon shares of the 5% Voting Preferred Stock and any Parity Stock shall be declared pro rata so that the amount of dividends declared per share on the 5% Voting Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the 5% Voting Preferred Stock and such Parity Stock bear to each other. (iv)(A)
Holders of shares of the 5% Voting Preferred Stock shall be entitled to receive the dividends provided for in paragraph (i) hereof in preference to and in
priority over any dividends upon any Junior Stock. (B)	So long as any share of
the 5% Voting Preferred Stock is outstanding, the Corporation shall not declare, pay, or set apart for payment any dividend on any of the Junior Stock or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption, conversion, or other retirement of, any Junior Stock or any warrants, rights, calls, or options exercisable for or convertible into any Junior Stock whether in cash, obligations, or shares of the Corporation or other property (other than dividends paid in Junior Stock to the holders of Junior Stock), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Stock or any such warrants, rights, calls, or options, unless full cumulative dividends determined in accordance herewith on the 5% Voting Preferred Stock have been paid in full. (C) So long as any share of the 5% Voting Preferred Stock is outstanding, the Corporation shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption, conversion, or other retirement of, any of the Parity Stock or any warrants, rights, calls, or options exercisable for or convertible into any of the Parity Stock, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Parity Stock or any such warrants, rights, calls, or options, unless full cumulative dividends determined in accordance herewith on the 5% Voting Preferred Stock have been paid in full. (v) Dividends payable on the 5% Voting Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable. (vi) Notwithstanding anything contained herein to the contrary, (a) if funds are not legally available for the payment of any dividend during any Dividend Period, such dividend must be declared and paid in the form of Common Stock as provided hereinbelow, and (b) if funds are legally available for the payment of any dividend during any Dividend Period, Holder nonetheless at its sole discretion may elect prior to any Dividend Payment
Date for a respective Dividend Period to receive all or part of dividend in the form of Common Stock as provided hereinbelow. In any case, a dividend either in the form of cash or Common Stock will be paid to each Holder on the Dividend Payment Date for the applicable Dividend Period. The number of shares of Common Stock to be received as a dividend ("Dividend Shares") by a Holder for each Dividend Period shall equal the Dividend Rate multiplied by $5.00 multiplied by the number of shares of $5.00 Voting Preferred Stock held by the Holder (less any shares for which a dividend in cash has been paid to the holder for such Dividend Period) multiplied by thirty percent (30%) and divided by the "Market Value" (as defined in the following sentence) per share of the Common Stock. Market Value per share of the Common Stock shall equal the closing price per share of the Common Stock of the Corporation on the last trading day of each Dividend Period as quoted on any regulated securities market, electronic bulletin board, "pink sheet" market, or other third party market. No fractional shares shall be issued in connection with the Dividend Shares, and the number of shares of Common Stock to be issued shall be rounded up or down to the nearest whole share. The effective date of ownership of the Dividend Shares shall be the Dividend Payment Date and holder shall be deemed a shareholder of record of the Corporation for the Dividend Shares as of such date. The Corporation at all times shall reserve and keep available out of its authorized but unissued shares of its Common Stock, solely for the purpose of effecting the dividend, such number of its shares of Common Stock as from time to time shall be sufficient to effect the dividend; and if at any time the number of authorized but unissued shares of Common Stock shall be insufficient to effect the dividend, the Corporation shall take such corporate action necessary to increase the number of its authorized but unissued shares of its Common Stock to effect such dividend, including without limitation employing its best efforts to obtain requisite shareholder approval. All Dividend Shares will be "restricted securities" as that term is defined under the federal securities laws.

Section IV.	Liquidation Preference.

(i) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the Holders of shares of 5% Voting Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the Liquidation Preference for each share of the 5% Voting Preferred Stock held by such Holder, plus, without duplication, an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution, or winding up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution, or winding up) before any payment shall be made or any assets distributed to the holders of any of the Junior Stock including, without limitation, the Common Stock. Except as provided in the preceding sentence, Holders of 5% Voting Preferred Stock shall not be entitled to any distribution in the event of any liquidation, dissolution, or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding shares of the 5% Voting Preferred Stock and all Parity Stock, then the holders of all such shares shall share equally and ratably in such distribution of assets in proportion to the full Liquidation Preference, including, without duplication, all accrued and unpaid dividends to which each is entitled.
(ii) For the purposes of this Section IV, neither the sale, conveyance, exchange, or transfer (for cash, shares of stock, securities, or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more entities shall be deemed to be a liquidation, dissolution, or winding up of the affairs of the Corporation.


Section V.	Voting Rights.

Holders of $5.00 Preferred Stock shall be entitled to cast ten (10) votes for each share held of the 5% Voting Preferred Stock on all matters presented to the shareholders of the Company for shareholder vote.

Section VII.	Definitions.

As used in herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

"Capital Stock" means any and all shares, interests, participations, or other equivalents (however designated) of capital stock of the Corporation.

"Common Stock" means any and all shares of the Corporation no par value common stock.

"Corporation" means AirTrax, Inc., a New Jersey corporation, and its successors.

"Dividend Payment Date" means each April 15, July 15, October 15, and January 15 of the relevant Dividend Period commencing with the first to occur after the initial Issue Date.

"Dividend Period" means each respective calendar quarter ending March 31, June 30, September 30, and December 31, pro-rated for any partial calendar year.

"Dividend Rate" has the meaning ascribed to such term in Section III (i) hereof.

"Dividend Record Date" means December 31 of the relevant Dividend Period.

"5% Voting Preferred Stock" has the meaning ascribed to it in Section I hereof.

"Holder" means a holder of a share or shares of 8% Senior Convertible Preferred Stock as reflected in the stock books of the Corporation.

"Issue Date" means the date of original issuance of the applicable shares of 5% Voting Preferred Stock.

"Junior Stock" has the meaning ascribed to it in Section II hereof.

"Liquidation Preference" means $5.00 per share of the 5% Voting Preferred Stock.

"Parity Stock" has the meaning ascribed to it in Section II hereof.

"Preferred Stock" means any Capital Stock of the Corporation that has preferential rights over any other Capital Stock of the Corporation in respect of dividends, conversions, or redemptions or upon liquidation.

"Senior Stock" has the meaning ascribed to it in Section II hereof.


     THIRD: The Certificate of Incorporation is amended so that the designation and number of shares of the class of the Company's preferred stock acted upon in the board of director's resolution stated above, and the relative rights, preferences and limitations of such class, are as stated in above resolution.

     IN WITNESS WHEREOF, AIRTRAX, INC. has caused its duly authorized officer to execute this Certificate on this the 11th day of November, 1999.

AirTrax, Inc.

/s/ Peter Amico
_______________
Peter Amico
President


EXHIBIT 3(ii)(a)

                            BY-LAWS

                              OF

                         AIRTRAX, INC.
                   (A New Jersey Corporation)

PREAMBLE
These Amended and Restated Bylaws (these "Bylaws") are subject to, and governed by, the New Jersey Business Corporation Act (the "NJBCA") and the certificate of incorporation (as amended from time to time, the "Certificate of Incorporation") of AirTrax, Inc., a New Jersey corporation (the "Corporation"). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the NJBCA or the provisions of the Certificate of Incorporation, such provisions of the NJBCA or the Certificate of Incorporation, as the case may be, will be controlling.

                       ARTICLE I.

                        OFFICES

1.01 Registered Office. The registered office of the corporation in the State of New Jersey shall be 1616 Pennsylvania Avenue, #122,
Vineland, New Jersey 08361.

1.02 Principal Office. The principal office of the corporation shall be 1616 Pennsylvania Avenue, #122, Vineland, New Jersey 08361.

1.03 Other Offices. The corporation may also have offices at such other places, both within and without the State of New Jersey as the board of directors may from time to time determine or the business of the corporation may require.


                      ARTICLE II.

                     STOCKHOLDERS

2.01 Time and Place of Meetings. All meetings of the stockholders shall be held at such time and place, within or without the State of New Jersey, as shall be stated in the notice of meeting or in a duly executed waiver thereof.

2.02 Annual Meeting - Election of Directors. An annual meeting of the stockholders, commencing with the year 2000, shall be held each year at a time on the third Friday during the month of May to be selected by the board of directors. If such day is a legal holiday, then the meeting shall be held on the next secular day following. At the meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.03 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the Act or by the articles of incorporation, or by these By-Laws, may be called by the chairman of the board, if any, the president or secretary, and shall be called by the chairman of the board, the president or secretary at the request in writing of a majority of the board of directors or the holders of twenty-five percent (25%) or more of the shares entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.

2.04 Notices. Written or printed notice of the annual or any special meeting stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary or the officer or person calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at the address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

2.05 Voting List. The officer or agent who has charge of the stock transfer books of the corporation shall make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting or any adjournment thereof, arranged in alphabetical order, with address of and the number of voting shares held by each. Such list shall be kept on file at the principal office of the corporation for a period of ten days prior to such meeting and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are stockholders entitled to examine such list or transfer books and to vote at any meeting of stockholders.

2.06 Quorum. The holders of a majority of the issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation, or by these By-Laws. If a quorum is not present or represented at a meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.07 Majority Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the certificate of incorporation or of these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.08 Voting. (a) Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation. At any meeting of the stockholders, every stockholder having the right to vote may vote either in person, or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the secretary of the corporation prior to or at the time of the meeting.

		(b) Treasury shares, shares of stock owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock held by this corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

		(c)  Directors shall be elected by plurality vote.

		(d) Shares standing in the name of another corporation, domestic or foreign, may be voted on by such officer, agent, or proxy as the By-Laws of such corporation may authorize or, in the absence of such authorization, as the board of directors of such corporation may determine.

		(e) Shares held by an administrator, guardian or conservator may be voted by him so long as such shares forming part of an estate are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer to such shares into his name as trustee.

		(f) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to be contained in an appropriate order of the court by which such receiver was appointed.

		(g) A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

		(h) Voting on any question or in any election may be by voice vote or show of hands unless the presiding officer shall order, or the holders of at least ten percent of the shares entitled to vote shall demand, that voting be by written ballot.

2.09 Record Date; Closing Transfer Books. The board of directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of the stockholders, the record date to be not less than ten nor more than fifty days prior to the meeting; for such purpose for a period of not less than ten nor more than fifty days prior to such meeting. In the absence of any action by the board of directors, the date upon which the notice of the meeting is mailed shall be the record date.

2.10 Action Without Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with and such action may be taken with the written consent of stockholders having not less than the minimum percentage of the vote required by statute for the proposed corporate action, provided that prompt notice shall be given to all stockholders of the taking of the corporate action without a meeting and by less than unanimous consent.

                           ARTICLE III

                            DIRECTORS

3.01 Management. The business and affairs of the corporation shall be managed by the board of directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not (by statute or by the articles of incorporation or by these By-Laws) directed or required to be exercised or done by the stockholders.

3.02 Number; Qualification; Election; Term. The board of directors shall consist of not fewer than one nor more than eleven directors as shall be fixed from time to time by resolution of the board of directors. Directors need not be residents of the State of New Jersey or stockholders of the corporation. The directors shall be elected at the annual meeting of the stockholders, except as provided in By-Laws
3.03 and 3.05. Each director shall hold office until his successor shall be elected and shall qualify.

3.03 Change in Number. The number of directors may be increased or decreased from time to time by resolution of the board of directors at any meeting, but no decrease shall have the effect of shortening the term of any incumbent director.

3.04 Removal. Any director may be removed either for or without cause at any special or annual meeting of stockholders, by the affirmative vote of a majority in number of shares of the stockholders present in person or by proxy at such meeting and entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

3.05 Vacancies. Any vacancy occurring in the Board of Directors (by death, resignation, removal or otherwise) may be filled by an affirmative vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. A Director elected to fill such a vacancy shall be elected for the unexpired term of his predecessor in office. Any newly created directorship resulting from any increase in the authorized number of Directors may be filled by an affirmative vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.

3.06 Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum of attendance at each meeting of the board of directors or a corporation in any other capacity and receiving compensation therefor. Member of special or standing committees may, by resolution of the board of directors, be allowed like compensation for attending committee meetings.

3.07  Meetings of the Board of Directors.

		(a) Place. Meetings of the board of directors of the corporation, regular or special, may be held either within or without the state of New Jersey.

		(b) First Meeting. The first meeting of the newly elected board of directors shall be held without further notice immediately following the annual meeting of stockholders, at the same place, unless
(by unanimous consent of the directors then elected and serving) such time or place shall be changed.

		(c) Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time by determined by the board by resolution.

		(d) Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or the secretary and shall be called by the secretary on the written request of two of the incumbent directors. The person or persons authorized to call special meetings of the board of directors may fix the place for holding any special meeting of the board of directors called by them. Notice of any special meeting shall be given at least twenty-four (24) hours previous thereto if given either personally (including written notice delivered personally or notice by telephone) or by telegram, and at least seven-two (72) hours previous thereto if given by written notice mailed to each director at the address of his business and residence. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need by specified in the notice or waiver of notice of such meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed, in the above-specified manner, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting, as provided in By-Law 4.02.

		(e) Quorum; Majority Vote. At all meetings of the board of directors a majority of the number of directors fixed by these By-Laws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically provided by statute or by the articles of incorporation or by these By-Laws. If a quorum is not present at a meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

		(f) Procedure. The board of directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the corporation.

3.08 Action Without Meeting. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

3.09 Telephone and Communication Equipment Meetings. Stockholders, members of the board of directors, and members of any committee of the board of directors may participate in meetings by means of conference telephone or other communications equipment to the full extent permissible by the NJBCA.


                         ARTICLE IV

                           NOTICES

4.01 Method. Whenever by statute or the certificate of incorporation or these By-Laws, notice is required to be given to director or stockholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given (a) in writing, by mail, postage prepaid, addressed to the director or stockholder at the address appearing on the books of the corporation, or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is this deposited in the United States mail.

4.02 Waiver. Whenever, by statute or the articles of incorporation or these By-Laws, notice is required to be given to a stockholder or director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                         ARTICLE V.

            COMMITTEES OF THE BOARD OF DIRECTORS

5.01 Designation. The board of directors may by resolution of a majority of the whole board, designate an executive committee, and one or more other committees including an audit committee, a compensation committee, and any such other special committees as the board shall deem advisable.

5.02 Number; Qualification; Term. Each committee shall consist of one or more directors who will serve at the pleasure of the board of directors. The executive committee shall include the president. The other committees may include any members of the board except as provided below with respect to the audit and compensation committees.

		(a) Audit Committee. The audit committee if any shall consist of directors who are not officers or full-time employees of the corporation.

		(b) Compensation Committee. The compensation committee, if any, may include the chief accounting and financial officer of the corporation provided a majority of the committee are not officers or full-time employees of the corporation.

5.03  Authority of Committees.

		(a) The Executive Committee. The executive committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation, certificate of incorporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it. Without limiting the general authority of the executive committee, it shall have the power:

			(1) to appoint officers and agents of the corporation and determine their salaries (subject to recommendation of the compensation committee, if any).

			(2) to borrow money, and issue bonds, notes or other obligations and evidences of indebtedness therefor.

			(3) To authorize the corporate seal to be affixed to documents of the corporation.

			(4) to determine questions of general policy with regard to the business of the corporation.

			(5) to make recommendations as to declaration of dividends.

		(b) Audit Committee. The audit committee, if any, shall nominate the independent public accountants to report on the financial statements of the corporation, and shall have such other powers, duties and authority as shall be set forth in the resolutions of the board of directors appointing the committee.

		(c) Compensation Committee. The compensation committee, if any, shall have the responsibility of reviewing the remuneration of the officers and key employees of the corporation including stock option and stock purchase rights and such other powers, duties and authority as shall be set forth in the resolutions of the board of directors appointing the committee.

		(d) Other Committees. Any other committee or committees appointed by the directors shall have and may exercise such powers of the board of directors in the management of the business and affairs of the corporation as shall be provided in the resolution(s) creating the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution of the board of directors.

5.04 Change in Number. The number of members of any committee may be increased or decreased from time to time by resolution adopted by a majority of the whole board of directors.

5.05 Removal. Any member of a committee may be removed by the board of directors by the affirmative vote of a majority of the whole board, whenever in its judgment the best interests of the corporation will be served thereby.

5.06 Vacancies. A vacancy occurring in any committee (by death, resignation, removal or otherwise) may be filled by the board of directors in the manner provided for original designation in By- Law 5.01.

5.07 Meetings. Time, place and notice (if any) of executive committee meetings shall be determined by the committee.

5.08 Quorum; Majority Vote. At meetings of each committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by statute or by the articles of incorporation or by these By-Laws. If a quorum is not present at a meeting of the committee, the members present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

5.09  Compensation.  See By-Law 3.06.

5.10 Procedure. Each committee shall keep regular minutes of its proceedings and report the same to the board of directors when required.
 The minutes of the proceedings of each committee shall be placed in the minute book of the corporation.

5.11 Action Without Meeting. Any action required or permitted to be taken at a meeting of any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

5.12 Telephone and Communication Equipment Meetings. Meetings of committees may be held by telephone as provided in By-Law 3.09.

5.13 Responsibility. The designation of a committee and the delegation of authority to it shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.


                        ARTICLE VI.

                    OFFICERS AND AGENTS

6.01  Number; Qualification; Election; Term.

		(a)  The corporation shall have:

			(1) A president, a vice president, a secretary, an assistant secretary, and a treasurer, and

			(2) Such other officers (including a chairman of the board, an executive vice president and additional vice presidents) and assistant officers and agents as the board of directors may deem necessary.

		(b) Officers named in By-Law 6.01 (a) (1) shall be elected by the board of directors on the expiration of an officer's term or whenever a vacancy exists. Officers and agents named in By-Law 6.01
(a)(2) may be elected by the board at any meeting.

		(c) Unless otherwise specified by the board at the time of election or appointment, or in an employment contract approved by the board, each officer's and agent's term shall end at the first meeting of directors after the next annual meeting of stockholders. He shall serve until the end of his term or, if earlier, his death, resignation, or removal.

		(d)  Any two or more offices may be held by the same person.

6.02 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

6.03 Vacancies. Any vacancy occurring in any office of the corporation (by death, resignation, removal or otherwise) may be filed by the board of directors.

6.04 Authority. Officers and agents shall have such authority and perform such duties in the management of the corporation as are provided in these By-Laws or as may be determined by resolution of the board of directors not inconsistent with these By-Laws.

6.05 Compensation. The compensation of officers and agents shall be fixed from time to time by the board of directors.

6.06 Chairman of the Board. If there be a chairman of the board of directors, he shall be chosen from among the directors and shall be the chief executive officer of the corporation, unless the board of directors shall designate such other person as chief executive officer. He shall have the power to call special meetings of the stockholders and of the directors for any purpose or purposes, and he shall preside at all meetings of the stockholders and of the board of directors, unless he shall be absent or unless he shall, at his option, designate the president or chief executive officer to preside in his stead at some particular meeting. The chairman of the board shall have all of the powers granted by the By-Laws to the president including the power to make and sign contracts and agreements in the name and on behalf of the corporation. He shall, in general, have supervisory power over the president, the other officers and the business activities of the corporation, subject to the approval or review of the board of directors.

6.07 President. If there be a chairman of the board of directors, the powers and duties of the president shall be subject to the powers and duties of the chairman of the board of directors. If there be no chairman of the board, the president shall have all the powers and duties provided for in By-Law 6.06 as well as those provided in this By-Law 6.07. The president, who need not be chosen from among the directors, shall be an ex officio member of all standing committees, shall, subject to the powers conferred upon the chairman of the board under By-Law 6.06 of this Article, be the chief executive officer of the corporation; preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business and affairs of the corporation, and shall see that all orders and resolutions of the board are carried into effect. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe.

6.08 Executive Vice President. If there be an executive vice president, he shall be the ranking vice president and shall be the chief operating officer of the corporation unless the board of directors shall designate another officer as chief operating officer. In the absence or disability of the president, the executive vice president shall perform all the duties, exercise the powers and assume all responsibilities of the president. He shall also generally assist the president and exercise any other powers and perform such other duties as are delegated to him by the president and as the board of directors shall prescribe.

6.09 Vice Presidents. The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and have the authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

6.10  Secretary.

		(a) The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive committee when required.

		(b) He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors.

		(c) He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors or the executive committee, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary, which may be facsimile.

		(d) He shall be under the supervision of the president. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

6.11 Assistant Secretaries. The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and have the authority and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

6.12  Treasurer.

		(a) The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation and shall deposit all monies and other valuable effect in the name and to the credit of the corporation in such depositories as may be designated by the boards of directors.

		(b) He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

		(c) He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

6.12 Assistant Treasurers. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties
and have the authority and exercise the powers of the treasurer.   They
shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

6.13 Bonding of Officers. If required by the board of directors, all or certain officers shall give the corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                        ARTICLE VII

              CERTIFICATES AND STOCKHOLDERS

7.01 Certificates. The corporation shall deliver certificates representing all shares to which stockholders are entitled.
Certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. They shall be signed by the president or a vice president and such other officer or officers as the board of directors shall designate, and may be sealed with the seal of the corporation or a facsimile thereof. The signature of any such officer may be facsimile. In case any officer who has signed, of whose facsimile signature has been used on such certificate, shall cease to be such officer of the corporation before such certificate has been delivered by the corporation or its agents, such certificate may nevertheless be issued and delivered with the same effect as if he were still such officer at the date of issue.

7.03  Payment for Shares.

		(a) Kind. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the corporation), or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

		(b) Valuation. In the absence of fraud in the transaction, the judgment of the board of directors as to the value of consideration received shall be conclusive.

		(c) Effect. When consideration, as fixed by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and non-assessable.

		(d) Allocation of Consideration. The consideration received for shares shall be allocated by the board of directors, in accordance with law, between stated capital and capital surplus accounts.

7.04 Subscriptions. Unless otherwise provided in the subscription agreement, subscription of shares, whether made before or after organization of the corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same series, as the case may be. In case of default in the payment on any installment or call when payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due to the corporation.

7.05 Lien. For any indebtedness of a stockholder to the corporation, the corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

7.06. Lost, Stolen or Destroyed Certificates. The corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

		(a) Claim. Makes proof in affidavit form that it has been lost or wrongfully taken or destroyed; and

		(b) Timely Request. Requests the issuance of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

		(c) Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the corporation may direct, to indemnify the corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

		(d) Other Requirements. Satisfies any other reasonable requirements imposed by the corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the corporation within a reasonable time after he has notice of it, and the corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the corporation for the transfer or for a new certificate.

7.07 Registration of Transfer. The corporation shall register the transfer of a certificate for shares presented to it for transfer if:

		(a) Endorsement. The certificate is properly endorsed by the registered owner or by his duly authorized attorney; and

		(b) Guaranty and Effectiveness of Signature. The signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance is given that such endorsements are effective; and

		(c) Adverse Claims. The corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; and

		(d) Collection of Taxes. Any applicable law relating to the collection of taxes has been complied with; and

		(e) Stop Transfer Orders and Legends. The corporation has not issued a stop-transfer order or placed a legend on such certificate restricting transfer; or, if legended, the registered owner has complied with the conditions for transfer provided for in the legend.

                      ARTICLE VIII

                INDEMNIFICATION; INSURANCE

8.01 The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as defined below) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, member, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, limited liability company, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent permitted under the NJBCA, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article VIII is in effect. Any repeal or amendment of this Article VIII shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation in respect of any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article VIII. Such right shall include the right to be paid by the Corporation expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the NJBCA, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the NJBCA, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions of this Article VIII, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred in this Article VIII shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise. The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law. As used herein, the term
"proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.
8.11 Insurance. The corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in By-Laws 8.01, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under By-Laws 8.01-8.08.

8.12 Reports. Indemnification payments, advance payments and insurance payments made under By-Laws 8.01-8.11 shall be reported in writing to the stock holders of the corporation with the next notice of annual meeting.

                        ARTICLE IX.

                    GENERAL PROVISIONS

9.01  Dividends and Reserves.

		(a) Declaration and Payment. Subject to statute and the articles of incorporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of the corporation. The declaration and payment shall be at the discretion of the board of directors.

		(b) Record Date. The board of directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, the record date to be not more than fifty days prior to the payment date of such dividend, or the board of directors may close the stock transfer books for such purpose for a period of not more than fifty days prior to the payment date of such dividend. In the absence of any action by the board of directors, the date upon which the board of directors adopts the resolution declaring the dividend shall be the record date.

		(c) Reserves. By resolution the board of directors may create such reserve or reserves out of the earned surplus of the corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for any other purpose they think beneficial to the corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

9.02 Books and Records. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent, agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

9.03 Check and Notes. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

9.04 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

9.05 Seal. The corporation seal (of which there may be one or more exemplars) shall contain the name of the corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it, or otherwise.

9.06 Resignation. Any director, officer or agent may resign by giving written notice to the president or the secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

9.07 Amendment of By-Laws. These By-Laws may be altered, amended, or repealed at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of such meeting.

9.08 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these By-Laws shall be invalid or inoperative, then, so far as is reasonable and possible:

		(a) The remainder of these By-Laws shall be considered valid and operative.

		(b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

9.09 Headings. The headings are for organization, convenience and clarity. In interpreting these By-Laws, they shall be subordinated in importance to the other written material.

EXHIBIT 10 (i)


                          AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT is made this 5th day of November 1999, by and between MAS Acquisition IX Corp., a Indiana corporation ("MAS") and Airtrax, Inc., a New Jersey corporation ("AITX").

                                   WITNESSETH:

WHEREAS, MAS and AITX desire to enter into this agreement and plan a merger pursuant to the terms and conditions herein, and

WHEREAS, the Board of Directors of the MAS and AITX have approved, have declared advisable and in the best interests of its stockholders to effect the merger of MAS into AITX with AITX being the surviving corporate entity pursuant to and in accordance with the terms and conditions herein ("Merger"),

WHEREAS, pursuant to the Merger, each issued and outstanding share of $.001 par value common stock of MAS not directly or indirectly owned by AITX, will be converted into 0.01348 share of no par value common stock of AITX ("AITX Shares"),

WHEREAS, as an additional inducement for AITX to enter into this agreement, MAS Financial Corp. ("MAS Financial") desires to make certain representations and warranties as provided herein, and

WHEREAS, for federal income tax purposes, its intended that the Merger shall qualify as a reorganization within the meaning of Section 386(a) (1)(A) of the Internal Revenue Code of 1986, as amended,

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions contained herein, the parties do hereby covenant, warrant and agree as follows:

1. 	DEFINITIONS.  As used in this Agreement, the following terms shall have the meanings ascribed thereto:

"AITX Shares" shall mean any share of no par value common stock of AITX.

"Certificate of Merger" shall mean the Certificate of Merger executed and filed in accordance with the provisions of the NJBCA (as defined herein) and IBCL (as defined herein).

"Dissenting Share" shall mean any share which any stockholder of MAS who or which has exercised his or its appraisal rights under IBCL hold of record.

"Exchange Agent" shall mean a bank or trust agent selected by the AITX and the MAS.

"IBCL" shall mean the Indiana Business Corporation Law.

"MAS Share" shall mean any share of $.001 par value common stock of MAS.

"NJBCA" shall mean the New Jersey Business Corporation Act.

2. 	THE MERGER

Section 2.01 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the NJBCA and IBCL, MAS shall be merged with and into AITX at the Effective Time (as defined herein), and AITX shall be the surviving corporate entity ("Surviving Corporation").

Section 2.02 EFFECTIVE TIME OF MERGER. The parties acknowledge that it is in their mutual interests to effect the Merger as soon as practicable after the date hereof. Accordingly, the parties shall use all reasonable efforts to

                                 MAS / Airtrax

             Page 1 of 21 Pages  Initial each page MAS: A.T.   AITX  P.A.

bring to satisfaction all of the conditions set forth in Sections 6 and 7 and otherwise effect the Merger as soon as possible. Subject to the terms and conditions hereof, as soon as practicable after all of the conditions set forth in Sections 6 and 7 are satisfied, the parties hereto will (i) file the Certificate of Merger with the Secretary of State of New Jersey and the Secretary of State of Indiana, and (ii) make all other filings or recordings required under the NJBCA and IBCL. The Merger will be effective at such time as the Certificate of Merger is duly filed with the Secretary of State for both New Jersey and Indiana or such other time as MAS and AITX may agree and as filed in the Certificate of Merger ("Effective Time"). The Effective Time will immediately follow the Closing Date (as defined herein).

Section 2.03 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of AITX as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation following the Effective Time, until duly amended.

Section 2.04 BY-LAWS. The By-Laws of AITX as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation, until duly amended.

Section 2.05 OFFICERS AND DIRECTORS OF AITX. As of the Effective Time, (i) the officers and directors of the Surviving Corporation shall be:

  Peter Amico        Chairman and President
  D. Barney Harris   Vice President
  John C. Watt       Secretary

and (ii) the officers and directors of MAS shall resign in all capacities.

Section 2.07 EFFECTS OF MERGER. The Merger shall have the effects set forth in NJBCA and IBCL.

Section 2.08 EFFECT OF MERGER ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the MAS and AITX:
         (a). Conversion of MAS Shares. Each issued and outstanding MAS Share (other than any Dissenting Shares or shares held by AITX), whether or not certificates for such shares have been issued to such holder, shall be converted into the right to receive 0.01348 of a share of duly authorized, validly issued, fully paid and non-assessable AITX Share
("Conversion Ratio"), provided that, the Conversion Ratio shall be subject to equitable adjustments in the event of any stock split, stock dividend, reverse stock split, or other change in the number of outstanding shares of MAS Shares.
         (b). Rights of Dissenters. Each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with IBCL, and
         (c). AITX Owned Shares. Each MAS Share owned by AITX shall be canceled.

Each AITX Share issued and outstanding at and as of the Effective Date will remain issued and outstanding. Upon such conversion, all MAS Shares shall be canceled and cease to exist, and the holders of a certificate representing such shares shall cease to have any rights with respect thereto, except for the right to receive the number of whole AITX Shares to be issued in consideration therefor upon the surrender of the certificate in accordance with Section 2.10. The parties acknowledge that the AITX Shares to be received as provided herein will be restricted securities under federal and state securities laws and will bear a customary restrictive legend on the stock certificates evidencing such AITX Shares.

Section 2.09 EXCHANGE OF CERTIFICATES. As soon as practicable after the Effective Time, AITX will deposit with the Exchange Agent certificates representing the number of AITX Shares required to effect the conversions referred to in Section 2.08 (a).

Section 2.10 EXCHANGE PROCEDURE. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each stockholder of record of MAS immediately prior to the Effective Time whose stock ownership interests were converted into shares of AITX Shares (collectively, the "Converted Shares") pursuant to Section 2.08 (a), (i) a form letter of transmittal which shall specify that their respective ownership of the MAS Shares has been cancelled

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in exchange for the Conversion Shares pursuant to the Conversion Ratio, and
(ii) enclosing the Conversion Shares issued in accordance with the Conversion Ratio.

Section 2.11 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to AITX Shares with a record date after the Effective Time shall be paid to the former MAS stockholder (other than a shareholder of record) with respect to such AITX Shares represented thereby until the purported holder of record provides sufficient evidence to AITX. Subject to the effect of unclaimed property, escheat and other applicable laws, upon providing sufficient evidence to AITX, there shall be paid to the holder of the certificates representing whole AITX Shares issued in exchange therefor, without interest, at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole number of AITX Shares.

Section 2.12 CLOSING OF TRANSFER BOOKS. From and after the Effective Time, the stock transfer books of the MAS shall be closed and no transfer of any MAS Shares shall thereafter be made. If after the Effective Time any certificates evidencing shares of MAS Shares are presented to the AITX's transfer agent for registration of transfer, they shall be canceled and exchanged for certificates representing the number of whole shares of AITX Shares determined in accordance with this Section 2.

Section 2.13 ADDITIONAL UNDERTAKINGS. Concurrent with the execution hereof and from time to time thereafter, the parties hereto shall execute such additional instruments and take such additional action as such other party(ies) make reasonably request in order to effectuate the purpose and intent of this Agreement.

Section 2.14 CLOSING. The closing of the transaction contemplated in this Agreement (the "Closing") shall take place at the offices of MAS Acquisition IX Corp, 1710 E. Division St., Evansville, Indiana 47711 on or about the date first written above or at such other date, time or place as shall be mutually acceptable to the parties (the "Closing Date").

3.     REPRESENTATIONS AND WARRANTIES OF MAS AND MAS FINANCIAL. MAS and
MAS Financial, each jointly and severally, represents, covenants and warrants to AITX as of this date and as of the Closing Date as follows:

Section 3.1 CORPORATE EXISTENCE/STANDING/AUTHORITY. MAS is a Indiana corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and has the corporate power and authority to own, operate and lease its respective properties, to carry on its business as now being conducted, and to enter into this Agreement and to carry out the transactions contemplated hereby. MAS is duly qualified to do business and is in good standing in each jurisdiction where the failure to qualify would have a material adverse affect on it. MAS has delivered to AITX or its counsel true and correct copies of the articles of incorporation and by-laws of MAS, together with any amendments thereto.

Section 3.2 SHARES OF STOCK. All issued and outstanding shares of capital stock of MAS have been duly authorized and validly issued and are fully paid and nonassessable. MAS has 80,000,000 shares of common stock authorized of which 8,519,800 shares of common stock are issued and outstanding and 20,000,000 shares of preferred stock authorized with no shares of preferred stock issued and outstanding. There is no other class of capital stock, subscription, option, warrant, call, right, contract, commitment, understanding or arrangement relating to the issuance, sale or transfer by MAS of any shares of its capital stock, including any right of conversion or exchange under any outstanding security or other instrument.

Section 3.3 AUTHORITY. MAS has the full right and authority to enter into and fully perform this Agreement and all other agreements and documents to be delivered to AITX in connection herewith. All actions required to be taken by MAS to authorize the execution, delivery and performance of this Agreement and all other agreements and documents to be delivered in connection herewith have been or will by the Closing Date be properly taken. This Agreement constitutes the valid and binding obligation of MAS. Neither the execution and delivery of this Agreement and all other agreements and documents executed in connection herewith nor the consummation of the transactions contemplated hereby nor the performance of this Agreement and all other

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agreements and documents executed in connection herewith will (1) conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of MAS, (2) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance or the payment of money required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of MAS's properties under any of the terms, conditions or provisions of any loan agreement, note, bond, mortgage, indenture, lease, agreement or other instrument or commitment to which MAS is a party, or by which MAS or its properties may be bound or affected or (3) violate any order, writ, injunction, decree, judgment, or ruling of any court or governmental authority specifically applicable to MAS or any of its properties.

Section 3.4 NO VIOLATION. To the best knowledge of MAS and MAS Financial, MAS has complied with all rules, regulations, codes and laws affecting its business and operations and is not in default under, or in violation of, any provision of any federal, state or local rule, regulation, code or law nor has MAS been given notice of any such default or violation.

Section 3.5 LICENSES AND RIGHTS. MAS possesses all franchises, easements, licenses, permits and other authorizations from governmental or regulatory authorities and from all other persons or entities that are necessary to permit it to engage in its business as presently conducted in and at all locations and places where it is presently operating.

Section 3.6 CONSENTS. There are no approvals or consents of any person, firm or other entity or body required to be obtained by MAS for the authorization of this Agreement or the consummation by MAS of the transactions contemplated hereby.

Section 3.7 NO DEFAULTS. To the best knowledge of MAS and MAS Financial, no default (or event which with the passage of time or the giving of notice or both would become a default) exists or is alleged to exist with respect to the performance of any material obligation of MAS under the terms of any material indenture, license, mortgage, deed of trust, lease, note, guaranty or other contract or instrument to which MAS is a party or to which its assets are subject, or by which it is otherwise bound, and no such default or event exists or is alleged to exist with respect to the performance of any obligation of any other party thereto.

Section 3.8 FINANCIAL STATEMENTS. AITX has been or will be furnished with the audited financial statements of MAS for the period ended December 31, 1998, and the unaudited financial statements for the nine month period ended September 30, 1999 (the "Financial Statements"). The Financial Statements were prepared in accordance with generally accepted accounting principles and present fairly and accurately the information set forth therein.

Section 3.9 ABSENCE OF CERTAIN CHANGES. Since September 30, 1999December 31, 1998, MAS has actively conducted its business in the ordinary and regular course. Since that date, there has not been any material adverse change in the condition (financial or otherwise), results of operations, assets, liabilities, properties, business or prospects of MAS nor is any event threatened which would cause such an adverse change, nor has there occurred any event or governmental regulation or order restricting the business of MAS.

Section 3.10 FACILITIES AND EQUIPMENT. The personal property owned or leased by MAS at its facility for the operation of, or used in, its business is in its possession or under its control and is adequate for the operation of such business as presently conducted.

Section 3.11 TITLE TO ASSETS. Except as set forth in the Financial Statements, MAS has good, valid and marketable title to all of its real property and leasehold estates and good and valid title to all of its other assets (tangible and intangible), including, but not limited to, all leasehold improvements and equipment and all other properties and assets reflected or required to be reflected in the Financial Statements and all properties and assets purchased or leased by it since the dates of such Financial Statements (except for properties and assets so reflected or required to be reflected which have been sold or otherwise disposed of

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in the ordinary course of business), subject to no liens, pledges, encumbrances, mortgages, security interests, charges or other similar restrictions of any nature whatsoever.

Section 3.12 ABSENCE OF UNDISCLOSED LIABILITIES. MAS does not have any material liabilities or obligations, either accrued or unaccrued, fixed or contingent, which have not been reflected in the Financial Statements.

Section 3.13 LITIGATION. There is no action, suit, claim, demand, arbitration or other proceeding, administrative or judicial, pending or, to the best knowledge of MAS, threatened against or relating to MAS which, if adversely determined or resolved, would materially and adversely affect the financial condition, results of operations, business or prospects of MAS.

Section 3.14 PATENTS AND TRADEMARKS.

   (a) MAS does not own, or operate under, any patent, trademark or service mark or any applications therefor. All trade names (including those whose use is limited to one or more states of the United States) owned or used by MAS are listed on Schedule 3.14 hereof and, to the extent indicated therein, have been duly registered with the states of the United States or the corresponding offices of other countries.

   (b) MAS has not ever been charged with infringement or violation of any adversely held trademark, trade name or copyright.

   (c) There are no claims or demands of any other person, firm or corporation pertaining to the trade names, copyright registrations or pending copyright registration applications, as the case may be, listed on such schedules, and no proceedings have been instituted which challenge the right of MAS in respect thereof.

Section 3.15 EMPLOYEE BENEFITS.

   (a) Schedule 3.15 hereof contains a list of (i) each pension, profit sharing, bonus, deferred compensation, or other retirement plan or arrangement for the benefit of any employee or group of employees of MAS or any independent contractors or group of independent contractor of MAS, (ii) each medical, health, disability, insurance or other plan or arrangement of MAS, and (iii) each employee stock option plan or other plan providing for the purchase of shares of capital stock of MAS. All of such plans and arrangements of MAS are referred to herein as the "employee benefit plans".

   (b) The amounts reflected in the Financial Statements as liabilities or contingent liabilities with respect to employee benefit plans have been calculated Iin accordance and compliance with applicable law, including accounting principles relating thereto.

   (c) All of the employee benefit plans maintained by MAS (and each funding medium which may be attendant thereto) are in compliance with applicable law and all reporting and disclosure requirements under applicable laws and regulations, and have been administered and operated in accordance with their respective provisions and applicable law. There are no actions, suits or claims (other than routine claims for benefits) pending with respect to the employee benefit plans.

   (d) MAS has filed, published and disseminated all reports, documents, statements and communications which are required to be filed, published or disseminated under applicable law and the rules and regulations promulgated thereunder relating to, and have timely made all modifications and amendments to, the employee benefit plans.

Section 3.16 TAXES AND TAX RETURNS. MAS has duly filed all income, franchises and other tax returns and reports required to be filed by it and has duly paid or made provisions for the payment of all taxes (including any interest or penalties) which are due and payable pursuant to such returns. MAS has

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withheld proper and accurate amounts from their employees' compensation in substantial compliance with all withholding and similar provisions of applicable law. There are and will hereafter be no tax deficiencies (including penalties and interest) of any kind assessed against MAS with respect to any period ending on or before the Closing Date. MAS will have provided AITX copies of all federal and state tax returns or evidence of its non filing status.

Section 3.17 CONTRACTS. MAS has heretofore furnished to AITX or its counsel true and complete copies of each document, and a written description of each oral contact, set forth on Schedule 3.17 hereof. Schedule 3.17 is a true and complete list of all contracts, understandings, commitments, arrangements and agreements of the following types, including all amendments thereto to which MAS is a party:

   (a) Contracts relating to equipment purchases, or series of similar equipment purchases from the same supplier, involving an expenditure of, or if in a series, expenditures in the aggregate of, more than onetwenty-five thousand dollars ($251,000);

   (b) Bonus, incentive, pension, profit sharing, hospitalization, insurance, deferred compensation, retirement, stock option or stock purchase plans or similar plans providing employee benefits;

   (c) Factoring, loan, note, financing or similar contracts with any lenders or guarantees of undertakings to answer for the debts or defaults of another, or any contracts encumbering title to any properties, involving in each case, or if in a series involving the same lender, guarantor or property, as the case may be, iIn the aggregate, at least one twenty-five thousand dollars ($251,000);

   (d) contracts for the acquisition or disposition of a business or substantially all of the property, assets or capital stock or other securities of a business or company under which there are continuing or unperformed obligations on the part of any of the parties hereto, which contracts in each case involve at least twenty-five thousand dollars ($25,000);

   (e) Conditional sales contracts, leases of personal property or contracts for the purchase or sale of real or personal property, involving in each case at least one twenty-five thousand dollars ($251,000);

   (f) Management or consulting contracts, involving in each case, or with respect to any individual in the aggregate, at least one twenty-five thousand dollars ($251,000);

   (g) Contracts for the furnishing of services or products to or by MAS, involving an expenditure in each case of at least one twenty-five thousand dollars ($251,000);

   (h) Royalty or licensing contracts or contracts requiring similar payments to unrelated parties individually, or with respect to any unrelated party in the aggregate, involving or which reasonably may in the future involve an amount in excess of one twenty-five thousand dollars ($125,000) annually;

   (i) All employment agreements between MAS and any of its employees; and

   (j) All agreements, contracts and commitments not listed on any other schedule hereto which individually involve the payment of onetwenty-five thousand dollars ($251,000) or more.

Except as set forth on Schedule 3.17, all such contracts, understandings, commitments, arrangements and agreements are in full force and effect.

Section 3.18 COLLECTIVE BARGAINING AGREEMENTS. MAS has no collective bargaining agreements with any labor organization to which MAS is a party.

Section 3.19 INSURANCE.  MAS maintains no insurance.

Section 3.20 REAL PROPERTY. MAS has no real property.

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Section 3.21 MATERIAL MISSTATEMENTS OR OMISSIONS. No representations or warranties made by MAS under this Agreement or in any certificate, schedule or other document furnished to be furnished to AITX or its counsel pursuant hereto, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of fact contained therein not misleading.

Section 3.22 FEDERAL SECURITIES LAWS.
   (a). MAS has filed a Form 10 SB Registration Statement (including any amendments under Form 10 SB/A) (collectively the "Filing") with the Securities and Exchange Commission ("Commission"), and the Filing has reach a "no comment" status from the Commission. Consequently, the Company' is deemed a "reporting company" as that term is defined under the federal securities laws.
   (b). MAS and its affiliates and control persons have filed all reports and filings with the Commission as required by the federal securities laws.
   (c). To the best of their knowledge, neither party is aware of any facts, circumstances, rule or regulation that would adversely affect or otherwise prohibit the intent of the parties or the actions contemplated herein.

Section 3.23. NON DISTRIBUTIVE INTENT. To the best of their knowledge, each shareholder of MAS is acquiring the AITX Shares for its own account (and not for the account of others) for investment purposes and not with a view to resell or distribute.

4. 	REPRESENTATIONS AND WARRANTIES OF AITX. AITX represents, covenants and warrants to MAS as follows:

Section 4.1 CORPORATE EXISTENCE/STANDING/AUTHORITY. AITX is a New Jersey corporation duly organized, validly existing and in good standing under the laws of New Jersey and has the corporate power and authority to own, operate and lease its respective properties, to carry on its business as now being conducted, and to enter into this Agreement and to carry out the transactions contemplated hereby. AITX is duly qualified to do business and is in good standing in each jurisdiction were the failure to qualify would have a material adverse affect on it. AITX has delivered to MAS or its counsel true and correct copies of the articles of incorporation and by-laws of AITX, together with any amendments thereto.

Section 4.2 SHARES OF STOCK. AITX has authorized 500,000 shares of Preferred Stock of which 275,000 shares are issued and outstanding and 5,000,000 shares of Common Stock of which 4,196,311 are issued and outstanding. AITX agrees to acquire all of the "MAS Shares" for 114,867 shares of common stock of AITX ("AITX Shares") by exchanging 0.01348 AITX Shares for each MAS Share
(issued and outstanding). All issued and outstanding shares of capital stock of AITX have been duly authorized and validly issued and are fully paid and non-assessable. There is no subscription, option, warrant, call, right, contract commitment, understanding or arrangement relating to the issuance, sale or transfer by AITX of any shares of its capital stock, including any right of conversion or exchange under any outstanding security or other instrument.

Section 4.3 AUTHORITY. AITX has the full right and authority to enter into and fully perform this Agreement and all other agreements and documents to be delivered to MAS in connection herewith. All actions required to be taken by AITX to authorize the execution, delivery and performance of this Agreement and all other agreements and documents to be delivered in connection herewith have been or will by the Closing Date be properly taken. This Agreement constitutes the valid and binding obligation of AITX. Neither the execution and delivery of this Agreement and all other agreements and documents executed in connection herewith nor the consummation of the transactions contemplated hereby nor the performance of this Agreement and all other agreements and documents executed in connection herewith will (1) conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of AITX, (2) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance or the payment of money required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of AITX's properties under any of the terms, conditions or provisions of any loan agreement, note, bond, mortgage, indenture, lease, agreement or other

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instrument or commitment to which AITX is a party, or by which AITX or its properties may be bound or affected or (3) violate any order,' writ, injunction, decree, judgment, or ruling of any court or governmental authority specifically applicable to AITX or any of its properties.

Section 4.4 NO VIOLATION. Except as set forth on Schedule 4.4, to the best knowledge of AITX, AITX has complied with all rules, regulations, codes and laws affecting its business and operations and is not in default under, or in violation of, any provision of any federal state or local rule, regulation, code or law nor has AITX been given notice of any such default or violation.

Section 4.5 LICENSES AND RIGHTS. Except as set for on Schedule 4.5 hereto, AITX possesses all franchises, easements, licenses, permits and other authorizations from governmental or regulatory authorities and from all other persons or entities that are necessary to permit it to engage in its business as presently conducted in and at all locations and places where it is presently operating. Such franchises, licenses, permits and other authorizations are set forth on Schedule 4.5.

Section 4.6 CONSENTS. Except as set forth on Schedule 4.6 hereto, no approval or consent of any person, firm or other entity or body is required to be obtained by AITX for the authorization of this Agreement or the consummation by AITX of the transactions contemplated hereby.

Section 4.7 NO DEFAULTS. Except as set forth on Schedule 4.7, to the best knowledge of AITX, no default (or event which with the passage of time or the giving of notice or both would become a default) exists or is alleged to exist with respect to the performance of any obligation of AITX under the terms of any indenture, license, mortgage, deed of trust, lease, note, guaranty or other contract or instrument, including, but not limited to, any contract set forth on Schedule 4.17, to which AITX is a party or to which its assets are subject, or by which it is otherwise bound, and no such default or event exists or is alleged to exist with respect to the performance of any obligation of any other party thereto.

Section 4.8 FINANCIAL STATEMENTS. MAS has been or will be furnished with unaudited financial statements of AITX for the year ended December 31, 1998 and the unaudited financial statements for the nine month period ending September 30, 1999 , (the "Financial Statements"). The Financial Statements were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and as of their date of issuance were or will be true, correct and complete all material respects and present fairly and accurately the information set forth therein.

Section 4.9 ABSENCE OF CERTAIN CHANGES. Since September 31, 1999, AITX has actively conducted its business in the ordinary and regular course. Since that date, there has not been any material adverse change in the condition (financial or otherwise), results of operations, assets, liabilities, properties, business or prospects of AITX nor is any event threatened which would cause such an adverse change, nor has there occurred any event or governmental regulation or order restricting the business of AITX.

Section 4.10 FACILITIES AND EQUIPMENT. AITX does not own any personal property owned or leased any facility for its operation except as noted in the financial statements.

Section 4.11 TITLE TO ASSETS. AITX does not own any tangible property except as noted in the financial statements.

Section 4.12 ABSENCE OF UNDISCLOSED LIABILITIES. AITX does not have any material liabilities or obligations, either accrued or unaccrued, fixed or contingent, which have not been reflected in the Financial Statements or set forth on Schedule 4.12 hereof.

Section 4.13 LITIGATION. Schedule 4.13 hereof sets forth a list of all administrative or judicial proceedings to which AITX is a party. Except as set forth on Schedule 4.13, there is no action, suit, claim, demand, arbitration or other proceeding, administrative or judicial, pending or, to the best knowledge of AITX, threatened against or relating to AITX which, if adversely determined or resolved, would materially and adversely affect the financial condition, results of operations, business or prospects of AITX.

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Section 4.14 PATENTS AND TRADEMARKS.

   (a) Except as set forth on Schedule 4.14(a), AITX does not own, or operate under, any patent, trademark or service mark or any applications therefore. All trade names (including those whose use is limited to one or more states of the United States) owned or used by AITX are listed on Schedule 4.14 hereof and, to the extent indicated therein, have been duly registered with the states of the United States or the corresponding offices of other countries. Except as set forth on Schedule 4.14, AITX is the sole and exclusive owner of, or has the sole and exclusive power with respect to, or has the sole and exclusive right to use, the trade names specified on
Schedule 4.14.

   (b) Except as set forth on Schedule 4.14(b) hereof, AITX has not ever been charged with infringement or violation of any adversely held trademark, trade name or copyright.
   (c) Except as set forth on Schedules 4.14(a) and 4.14(b), there are no claims or demands of any other person, firm or corporation pertaining to the trade names, copyright registrations or pending copyright registration applications, as the case may be, listed on such schedules, and no proceedings have been instituted which challenge the right of AITX in respect thereof.

Section 4.15 EMPLOYEE BENEFITS.

   (a) Schedule 4.15 hereof contains a list of (i) each pension, profit sharing, bonus, deferred compensation, or other retirement plan or arrangement for the benefit of any employee or group of employees of AITX or any independent contractors or group of independent contractor of AITX, (ii) each medical, health, disability, insurance or other plan or arrangement of AITX, and (iii) each employee stock option plan or other plan providing for the purchase of shares of capital stock of AITX. All of such plans and arrangements of AITX are referred to herein as the "employee benefit plans".
   (b) The amounts reflected in the Financial Statements as liabilities or contingent liabilities with respect to employee benefit plans have been calculated in accordance and compliance with applicable law, including accounting principles relating thereto, excepting the stock options or other benefits of the above notes employees or sub-contractors may not be listed as contingent liabilities.
   (c) All of the employee benefit plans maintained by AITX (and each funding medium which may be attendant thereto) are in compliance with applicable law and all reporting and disclosure requirements under applicable laws and regulations, and have been administered and operated in accordance with their respective provisions and applicable law. There are no actions, suits or claims (other than routine claims for benefits) pending with respect to the employee benefit plans.
   (d) AITX has filed, published and disseminated all reports, documents, statements and communications which are required to be filed, published or disseminated under applicable law and the rules and regulations promulgated thereunder relating to, and have timely made all modifications and amendments to, the employee benefit plans.

Section 4.16 TAXES AND TAX RETURNS. AITX has duly filed all income, franchise and other tax returns and reports required to be filed by it and has duly paid or made provision for the payment of all taxes (including any interest or penalties) which are due and payable pursuant to such returns. AITX has withheld proper and accurate amounts from their employees' compensation in substantial compliance with all withholding and similar provisions of applicable law. There are and will hereafter be no tax deficiencies (including penalties and interest) of any kind assessed against AITX with respect to any period ending on or before the Closing Date. AITX has furnished MAS with copies of all state and federal tax returns.

Section 4.17 CONTRACTS. AITX has heretofore furnished to MAS or its counsel true and complete copies of each document, and a written description of each oral contact, set forth on Schedule 4.17 hereof. Schedule 4.17 is a true and complete list of all contracts, understandings, commitments, arrangements and agreements of the following types, including all amendments thereto to which AITX is a party:

   (a) Contracts relating to equipment purchases, or series of similar equipment purchases from the same supplier, involving an expenditure of, or if in a series, expenditures in the aggregate of, more than $25,000;

                                 MAS / Airtrax

             Page 9 of 21 Pages  Initial each page MAS:  A.T.   AITX  P.A.

   (b) Bonus, incentive, pension, profit-sharing, hospitalization, insurance, deferred compensation, retirement, stock option or stock purchase plans or similar plans providing employee benefits; to be supplied.
   (c) Factoring, loan, note, financing or similar contracts with any lenders or guarantees of undertakings to answer for the debts or defaults of another, or any contracts encumbering title to any properties, involving in each case, or if in a series involving the same lender, guarantor or property, as the case may be, in the aggregate, at least $25,000;
   (d) Contracts for the acquisition or disposition of a business or substantially all of the property, assets or capital stock or other securities of a business or company under which there are continuing or unperformed obligations on the part of any of the parties hereto, which contracts in each case involve at least $25,000;
   (e) Conditional sales contracts, leases of personal property or contracts for the purchase or sale of real or personal property, involving in each case at least twenty-five thousand dollars ($25,000);
   (f) Management or consulting contracts, involving in each case, or with respect to any individual in the aggregate, at least twenty-five thousand dollars ($25,000);
   (g) Contracts for the furnishing of services or products to or by AITX, involving an expenditure in each case of at least twenty-five thousand dollars ($25,000);
   (h) Royalty or licensing contracts or contracts requiring similar payments to unrelated parties individually, or with respect to any unrelated party in the aggregate, involving or which reasonably may in the future involve an amount in excess of twenty-five thousand dollars ($25,000) annually;
       (i) All employment agreements between AITX and any of its employees; and to be supplied.
       (ii) All agreements, contracts and commitments not listed on any other schedule hereto which individually involve the payment of twenty-five thousand dollars ($25,000) or more.

Except as set forth on Schedule 4.17, all such contracts, understandings, commitments, arrangements and agreements are in full force and effect.

Section 4.18 COLLECTIVE BARGAINING AGREEMENTS. There are no collective bargaining agreements with any labor organization to which AITX is a party. The relations of AITX with its employees are good and there are no impending labor difficulties.

Section 4.19 INSURANCE. AITX maintains has Officer and Director liability, workers compensation liability and automobile insurance.

Section 4.20 REAL PROPERTY. AITX does not own nor lease any real property.

Section 4.21 MATERIAL MISSTATEMENTS OR OMISSIONS. No representations or warranties made by AITX under this Agreement or in any certificate, schedule or other document furnished or to be furnished to MAS or its counsel pursuant hereto, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of fact contained therein not misleading.

5.	 COVENANTS AND TRANSACTIONS PRIOR TO CLOSING.

Section 5.1 CONDUCT AND TRANSACTIONS OF MAS PRIOR TO THE CLOSING.
Between the date of this Agreement and the Closing, the executive officers and board of directors of MAS shall retain full control of the management and business thereof. In order to assure protection and preservation of MAS's business as well as MAS's performance of its obligations under and related to this Agreement, MAS agrees that from the date of this Agreement up to and including the Closing;

   (a) MAS shall give AITX, its counsel, accountants, appraisers and other representatives or experts retained by AITX full access on reasonable notice to all the premises and books, records and personnel of MAS during normal business hours and cause MAS to furnish to AITX such financial and operating data and other information with respect to the business and properties of MAS as AITX may from time to time reasonably request. In the event of termination of this Agreement for any reason, AITX will return all

                                 MAS / Airtrax

             Page 10 of 21 Pages  Initial each page MAS:  A.T.   AITX  P.A.

documents, work papers and other materials obtained from MAS or MAS and will not further disclose to third parties any confidential information obtained by it pursuant hereto.

   (b) MAS shall use all reasonable efforts to (i) preserve intact the present business organization and personnel of MAS, (ii) preserve the present goodwill and advantageous relationships of MAS with all persons having business dealings with MAS, and (iii) preserve and maintain in force all licenses, certificates, leases, contracts, permits, registrations, franchises, confidential trade names and copyrights, and applications for any of same, bonds and other similar rights of MAS. Except as otherwise provided in this Agreement, MAS shall refrain from entering into any new employment or consulting agreements with any of its present officers, management personnel or consultants, or any other employment or consulting agreement with any other person, not terminable by MAS on less than thirty (30) days' notice. MAS shall maintain in force all property, casualty, crime, life, directors, officers and other forms of insurance and bonds which it presently carries and, except with the written consent of AITX, no cancellation or assignment of existing insurance coverage will be effected by MAS.

   (c) MAS shall operate its business only in the usual, regular and ordinary course and manner, and, except with the written consent of MAS, shall refrain from (i) selling or agreeing to sell any capital stock, or (ii) except in the ordinary course of business, encumbering or mortgaging any property or assets or terminating or modifying any lease or incurring any obligation
(contingent or otherwise).

   (d) MAS shall not discuss or negotiate with any third party a possible sale of all or any part of the capital shares or assets of MAS, nor provide any information to any third party with respect thereto, other than such Information which is provided in the ordinary course of the business operation of MAS to third parties, provided MAS has no reason to believe that such information may be utilized to evaluate a possible sale of the capital shares or assets of MAS.

   (e) MAS will exert its best efforts to fulfill in a timely manner all objectives and conditions to permit consummation of the transactions as contemplated by this Agreement and execute and deliver to AITX any and all documents necessary, in the reasonable opinion of its counsel, to consummate the transactions contemplated by this Agreement.

Section 5.2 CONDUCT BY AITX PRIOR TO CLOSING. Between the date of this Agreement and the Closing Date, AITX shall use its best efforts to fulfill in a timely manner all objectives and conditions to permit consummation of the transactions as contemplated by this Agreement and execute and deliver to MAS any and all documents necessary, in the reasonable opinion of its counsel, to consummate the transactions contemplated by this Agreement.

6. 	CONDITIONS PRECEDENT TO OBLIGATIONS OF AITX. The obligations of AITX under this Agreement are, at its option, subject to satisfaction of the following conditions at or prior to the Closing:

Section 6.1 REPRESENTATIONS OF MAS. The representations and warranties of MAS set forth in this Agreement shall be true and complete in all material respects on and as of the Closing to the same extent and with the same force and effect as if made on such date, except as expressly provided to the contrary in this Agreement.

Section 6.2 CONSENTS. All necessary approvals or consents shall have been obtained from any and all federal departments and agencies and from all other commissions, boards, agencies and from any other person, firm or entity whose approval or consent is necessary to the consummation of the transactions contemplated by this Agreement, including the approval of the transaction by Board of Directors and the shareholders of MAS.

Section 6.3 PERFORMANCE BY MAS. MAS shall have duly performed all obligations, covenants and agreements undertaken by them herein and complied with all terms and conditions applicable to them hereunder to be performed and complied with prior to the Closing.

                                MAS / Airtrax

             Page 11 of 21 Pages  Initial each page MAS:  A.T.   AITX  P.A.

Section 6.4 DOCUMENTS TO BE DELIVERED TO AITX. AITX shall have received:

   (a) All of the books and records of MAS.
   (b) A certificate, dated as of the Closing, and executed by the Secretary of MAS certifying as to the fulfillment of the matters contained in Sections 6.1, 6.2 and 6.3;
   (c) True and complete copy of the certificates of incorporation of MAS, certified by the State of Indiana or similar office of competent jurisdiction, and of the by-laws of MAS, together with all amendments thereto, certified by the Secretary of MAS;
   (d) Good standing certificate for MAS, certified by the Secretary of State of Indiana;
   (e) True and correct copies of minutes of the meeting of the Board of Directors of MAS authorizing the officers and MAS to consummate the transaction;
   (f) Certificates representing 8,250,000 shares of common stock, duly endorsed for transfer. All such shares shall be subject to Rule 144 legend;
   (e). The resignation of the officers and directors of MAS, and
   (f) The preparation by MAS of a Form 8-K and Schedule 14f-1, each in a form acceptable to AITX's counsel.

Section 6.5 SUITS. No suit, action or other proceeding shall be threatened or pending before any court or governmental agency in which it will be or it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement or which is likely to materially and adversely affect the financial condition, results of operations, business or prospects of MAS.

7.	 CONDITIONS PRECEDENT TO OBLIGATIONS OF MAS. The obligations of MAS under this Agreement are, at its option, subject to satisfaction of the following conditions at or prior to the Closing:

Section 7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of AITX set forth in this Agreement shall be true and complete in all material respects on and as of the Closing to the same extent and with the same force and effect as if made on such date, except as affected by the transactions contemplated by this Agreement.

Section 7.2 CONSENTS. All necessary approvals or consents shall have been obtained from any and all federal departments and agencies and from all other commissions, boards, agencies and from any other person, firm or entity whose approval or consent is necessary to the consummation of the transactions contemplated by this Agreement, including the approval of the transaction by the Board of Directors and shareholders of AITX.

Section 7.3 PERFORMANCE BY AITX. AITX shall have duly performed all obligations, covenants and agreements undertaken by it herein and complied with all the terms and conditions applicable to them hereunder to be performed or complied with prior to the Closing.

Section 7.4 DOCUMENTS TO BE DELIVERED TO MAS. MAS shall have received:

   (a) Certificate dated as of the Closing, and executed by the Secretary of AITX, certifying as to the fulfillment of the matters contained in Sections 7.1, 7.2 and 7.3;
   (b) Certificates representing 114,867 AITX Shares, duly endorsed for transfer,
   (c) True and complete copies of the certificate of incorporation of AITX and of the by-laws of AITX, together with all amendments thereto, certified by the Secretary of AITX;
   (d) True and correct copies of minutes of the meeting of the Board of Directors authorizing the officers and the AITX to consummate the transaction.

Section 7.5 SUITS. No suit, action or other proceeding shall be threatened or pending before any court or governmental agency in which it will be or it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

                                MAS / Airtrax

             Page 12 of 21 Pages  Initial each page MAS:  A.T.   AITX  P.A.

8.	 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION.

Section 8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding the closing of the transactions contemplated by this Agreement, or any investigation made by or on behalf of MAS or AITX, the representations and warranties of MAS or AITX contained in this Agreement or in any certificate, schedule, chart, list, letter, compilation or other document delivered pursuant hereto, shall survive the Closing for a period of one (1) year; provided, however, that as to any breach of, or misstatement in, any such representation or warranty as to which one party has given notice to the other on or prior to the expiration of such one (1) year period, the same shall continue to survive beyond said period, but only as to the matters contained in such notice.

Section 8.2 MAS and MAS FINANCIAL INDEMNIFICATION. MAS and MAS Financial, jointly and severally, covenant and agree to indemnify and save harmless AITX and its directors, officers, employees and agents from any and all costs, expenses, losses, damages and liabilities incurred or suffered directly or directly by any of them (including reasonable legal fees and costs) proximately resulting from or attributable to the breach of, or misstatement in, any one or more of the representations or warranties of MAS made in or pursuant to this Agreement.

Section 8.3 AITX INDEMNIFICATION. AITX covenants and agrees to indemnify and save harmless MAS and its directors, officers, employees and agents from any and all costs, expenses, losses, damages and liabilities incurred or suffered by any of them (including reasonable legal fees and costs) proximately resulting from or attributable to the breach of, or misstatement in, any one or more of the representations or warranties of AITX made in or pursuant to this Agreement.

Section 8.4 DEFENSE AGAINST ASSERTED CLAIMS. If any claim or assertion of liability is made or asserted by a third party against a party indemnified pursuant to this Article 8 ("Indemnified Party") based on any liability or absence of right which, if established, would constitute a matter for which the Indemnified Party would be entitled to indemnification by another party hereto ("the Indemnifying Party") the Indemnified Party shall with reasonable promptness give to the Indemnifying Party written notice of the claim or asserting of liability and request the Indemnifying Party to defend the same. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability which the Indemnifying Party might have to the Indemnified Party unless such failure materially prejudices the Indemnifying Party's position. The Indemnifying Party shall have the right to defend against such liability or assertion, in which event the Indemnifying Party shall give written notice to the Indemnified Party of the acceptance of defense of such claim and the identity of counsel selected by the Indemnifying Party with respect to such matters. The Indemnified Party shall be entitled to participate with the Indemnifying Party in such defense and also shall be entitled at its option to employ separate counsel for such defense at the expense of the Indemnified Party. In the event the Indemnifying Party does not accept the defense of the matter as provided above or in the event that the Indemnifying Party or its counsel fails to use reasonable care in maintaining such defense, the Indemnified Party shall have the full right at its option to defend against the liability or assertion and to employ counsel for such defense at the expense of the Indemnifying Party. All parties hereto will cooperate with each other in the defense of any such action and the relevant records of each shall be available to the others with respect to such defense.

9.	 TERMINATION. In the event the parties are unable to effect a Closing of the transactions contemplated herein on or before the Closing Date, then in such event, this Agreement shall be deemed null and void and neither party shall have any further obligation to the other party nor have any claims against the other party.

10. 	ASSIGNMENT, THIRD PARTIES, BINDING EFFECT. The rights under this
Agreement shall not be assignable nor the duties delegable by any party without the written consent of all parties hereto having been obtained thereto. Nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto, and their successors in interest, any rights or remedies under or by reason of this Agreement unless so stated expressly to the Contrary. All covenants,

                                MAS / Airtrax

             Page 13 of 21 Pages  Initial each page MAS:  A.T.   AITX  P.A.

agreements, representations and warranties of the parties contained herein shall be binding upon and inure to the benefit of AITX and MAS and their respective successors and permitted assigns.

11.	 ABANDONMENT. In the event the transactions contemplated hereby are terminated or abandoned by mutual agreement of the parties hereto, there shall be no liability on the part of any of the parties by reason of such termination or abandonment.

12.	 NOTICES.

All notices, requests, demands and other communications hereunder shall be writing and shall, be deemed to have been duly given when personally delivered or deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, addressed to the parties at the following addresses (or at such other address as shall be given in writing by any party to the other) as follows:

      To:  Mr. Aaron Tsai
      MAS Acquisition IX corp.
      MAS Financial Corp.
      1710 East Division Street
      Evansville, Indiana 47711
      Telephone: (812) 479-7266
      Facsimile: (812) 479-7267

      To: Mr. Peter Amico, Chief Executive Officer
      Airtrax, Inc.
      P. O. Box 868
      Vineland, NJ 08362-0868
      Telephone: (856) 327-8112
      Facsimile: (856) 327-0395

13. 	REMEDIES NOT EXCLUSIVE. No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every remedy given hereunder or now or hereafter existing, at law or in equity by statute or otherwise. The election of any one or more remedies by AITX or MAS shall not constitute a waiver of the right to pursue other available remedies.

14. 	COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

15. 	CAPTIONS AND SECTION HEADINGS. Captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

16.	WAIVERS. Any failure by any of the parties hereto to comply with all of the obligations, agreements or conditions set forth herein may be waived by the other party or parties, provided, however that any such waiver shall not be deemed a waiver of any other obligation, agreement or condition contained herein.

17.	ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties. There are not and shall not be any verbal statements, representations, warranties, undertakings or agreements between the parties, and this Agreement may not be amended or modified in any respect except by a written instrument signed by the parties hereto.

18. 	APPLICABLE LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Indiana. AITX and MAS agree to the jurisdiction of the Courts of the State of Indiana as the exclusive forum for the resolution of any legal disputes between the parties.

                                MAS / Airtrax

             Page 14 of 21 Pages  Initial each page MAS:  A.T.   AITX  P.A.

19. 	EXPENSES. All of the expenses incurred by AITX in connection with the authorization, preparation, execution and performance of this Agreement by AITX, including without limitation all fees and expenses of agents, representatives, counsel and accountants for AITX, shall be paid by AITX. All expenses incurred by MAS in connection with the authorization, preparation, execution and performance of this Agreement, including without limitation all fees and expenses of agents, representatives, counsel and accountants, shall be paid by MAS.

20. 	BROKERS. Each party hereto represents and warrants to the other party that no broker or finder exists in connection with this Agreement or the transactions contemplated herein and each party shall indemnify the other and save it harmless from any claim or demand for commission or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of such party.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

       MAS Acquisition IX corp.


       By /s/ Aaron Tsai
       -------------------------------------------
       Aaron Tsai, President


       MAS Financial Corp.

       By /s/ Aaron Tsai
       -------------------------------------------
       Aaron Tsai, President


       Airtrax, Inc.


       By: /s/ Peter Amico
       ------------------------------------------
       Peter Amico, Chief Executive Officer



                                MAS / Airtrax

             Page 15 of 21 Pages  Initial each page MAS:  A.T.  AITX  P.A.

                                 Section 3.15
                                 ------------

                                     None

                                MAS / Airtrax

             Page 16 of 21 Pages  Initial each page MAS:  A.T.   AITX P.A.

                                Section 3.17
                                ------------

                                    None







                                MAS / Airtrax

             Page 17 of 21 Pages  Initial each page MAS:  A.T.   AITX  P.A.

                                 Section 4.12
                                 ------------

1. AITX has employment contracts with three employees.

2. AITX has issued the following purchase orders for supplies and/or parts or labor to manufacture between 500 to 550 forklifts for the period September of 1999 through December 2000.


       Open Purchase Orders: As of November 1999
       -----------------------------------------
              PO #                   Amount
              -----------------------------
       a.   11999-258D                    99.95
       b.   11999-257D                15,000,00 estimated
       c.   11999-256D               117.967.00
       d.   11999-253D                10,000.00
       e.   10699-252D                   200.00
       f.   11999-254D                   700.33
       g.   10699-251D                85,116.00
       h.   10699-250D                 1,500.00
       i.   92299-248D               185,000.00
       j.   90399-256C                15,260.00
       k.   92799-252C               119.707.50
       l.   90399-255C                 1,650.00
       m.   92299-247D               100,000.00 estimated
       n.   90399-254C                99,372.00
       o.   92299-244C                 8,572.50
       p.   90399-251C                36,960.00
       q.   90399-253C               305,214.00
       r.   90399-249C                 8,535.00
       s.   90399-248C                11,573.54
       t.   80399-247C                15,862.00
       u.   80399-246C               397,600.00
       v.   80399-200B             2,186,863.00
       w.   60399-231B               139,150.00
       x.   60399-228B                 5,616.60
       y.   52499-222B               318,939.00
       z.    1119-202A                 4,654.00

       The Company expects to issue additional purchase orders or there are orders that may be missing from the above list. The Company has ordered parts/or services to complete 50 forklifts for the calendar year ending
12/31/99 and 500 forklifts for the calendar year 2000.


                                MAS / Airtrax

             Page 18 of 21 Pages  Initial each page MAS:  A.T.   AITX  P.A.


                                 Schedule 4.14


The Company has received patents from the Unites States Patent and Trademark Office for the following applications:

     1.	POWERTRAX ODV
     2.	Helicopter Ground Handling Machine

The Company has applied for patents with the United States Patent and Trademark Office for the following application::

     1.	Omni-Direction Forklift Retractable with Turret





                                MAS / Airtrax

             Page 19 of 21 Pages  Initial each page MAS:  A.T.   AITX  P.A.

                                 Section 4.15


1. AITX has employment contracts with the following employees:
Peter Amico,
Donald Barney Harris
Robert Mullowney

In addition to salary payments, each of the contracts provide for employee benefits including health insurance and stock options.

2. AITX recently mutually terminated a sub-contract agreement with William Wischmann wherein Mr. Wischmann will be paid for certain services in the form of stock.

3. Apart from the Purchase Orders identified on Schedule 4.12, AITX has agreements with various contractors to provide services on an as needed basis. As of the date of this agreement, amounts owed to such contractors are less than $25,000 in the aggregate



                                MAS / Airtrax

             Page 20 of 21 Pages  Initial each page MAS:  A.T.   AITX  P.A.

Schedule 4.17
1. AITX has employment contracts with the following employees

   Peter Amico
   Robert Mullowney
   Donald Barney Harris

   The Company has agreed to provide one hourly employee (Timothy Smith) with health insurance.

2. The Company has an equipment lease with Xerox for a copier. The monthly payment is $579.32 and the lease expires in 2004.

3. The purchase orders provided in Schedule 4.12.




                                MAS / Airtrax

             Page 21 of 21 Pages  Initial each page MAS:  A.T.   AITX  P.A.

Section 4.2

This Section 4.2 exhibit amends and supersedes Section 4.2 of the Agreement and Plan of Merger by and between MAS Acquisition IX Corp. and AirTrax, Inc. ("AirTrax") dated November 5, 1999.

AirTrax has 275,000 shares of Preferred Stock outstanding. Each share of Preferred Stock is entitled to 10 voting rights on all matters on which shareholders are entitled to vote. The Preferred Stock has a preference over common stockholders upon liquidation equal to the stated value per share. The Preferred Stock is not convertible to common stock. The Preferred Stock has a stated value per share of $5.00 and an annual dividend per share equal to 5% of the stated value. Dividends are cumulative and the holder has a right to waive any cash dividend and receive the dividend in the form of common stock at a price per share equal to 30% of the last offering or trading price of the common stock.

The annual dividend equals $68,750, however, the holder may elect to be paid in the form of common stock. Although not elected by the holder, it is entitled to receive 305,737 shares of common stock as a preferred stock dividend for the period May 1997 to December 31, 1998.

As of this date, AirTrax also has annual stock options outstanding for its directors and officers, as follows:
		Peter Amico 		50,000 shares of common stock
		D. Barney Harris 	25,000 shares of common stock
		All directors		 5,000 shares of common stock


Agreed and accepted effective the 5th day of November 1999.

MAS Acquistion IX Corp.               AirTrax Inc.

/s/ Aaron Tsai                        /s/ Peter Amico
__________________                    _______________
Aaron Tsai                            Peter Amico
President                             President

EXHIBIT 99(i)

                           MAS FINANCIAL CORP.

1710 E. Division St.                                         Tel: (812) 479-7266
Evansville, IN 47711                                         Fax: (812) 479-7267
----------------------------------------------------------------------------------

                          CONSULTING AGREEMENT

This agreement is entered into on this 26th day of October, 1999 by and between MAS Financial Corp. (hereinafter referred to as "MAS"), and Airtrax Inc., their heirs, designees or assignees, (hereinafter referred to as "Client"), and is made with reference to the following recitations:

Whereas, MAS has skills and expertise in the fields of business consulting, due diligence, mergers and acquisitions, and public and private offering structuring and transactions, and,

Whereas, for the purpose of advancing the business plans of Client, Client wishes to contract for the control stock of an acquisition company from MAS, and,

Whereas MAS owns or controls the control stock of a public shell corporation (hereinafter referred to as "Acquisition" company, a corporation organized under the laws of the State of Indiana, having those classes and numbers of shares as more fully set forth on the company information sheet attached hereto and made a part hereof by reference. MAS has control of Acquisition company and is prepared to transfer the control block. Now, therefore, the parties hereto hereby agree and covenant as follows:

(1) MAS agrees to take certain actions, and undertake certain obligations for the orderly transfer of the control of Acquisition company in a merger transaction where Client agrees to exchange 114,867 common shares for 100% of the common shares of Acquisition company. MAS agrees as well to do all of the following acts:

   * Prepare the merger agreement and plan of merger.
   * Name Change and New Stock Certificates
   * Unaudited financial statements brought forward to most recent period.
   * Change of officers and directors and resignation of present board
   * Pink Sheet exemption prepared and filed with NASD.
   * Deliver control block shares.
   * Obtain a stock symbol for trading on the OTC Bulletin Board.
   * Furnish Market Maker.
   * Any other document or act needed to make an orderly transfer of control.
   * Prepare and file 8-K and Schedule 14f-1 with the Securities and Exchange Commission, and respond to comments by the Commission, if any, that relate to the Acquisition company
   * Respond to comments, if any, from the NASD pertaining to the Acquisition company.

Closing of the transaction, and this agreement , will be subject to the due diligence review by both parties, and the execution of a definitive merger agreement. All expenses incurred by the Acquisition company, after the transfer of control by MAS to the Client, shall be the responsibility of the Acquisition company.

(2) Subject to the other terms herein, the Client agrees to pay MAS a consulting fee of $50,000 as follows:
   * The first $25,000 is due and payable at closing.
   * The second $25,000 is due and payable within 180 days from closing or immediately upon receipt of funds from any offering, subject however, to the trading requirements set forth in (a) below.

(a) Either party shall have the right to cancel the merger, if after 45 days of the filing of the Pink Sheet exemption with the NASD, the merged company is not cleared for quotation on the OTC Bulletin Board. In the event either party chooses to cancel the merger after the above mentioned 45 days, then except as provided in the following sentence, no damages will be assessed by one party against the other, and
MAS will promptly, not later than 7 days from such termination, refund to Client the

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consulting fee paid to MAS. In the event Client elects to cancel the merger as provided herein, however, if  the reason for the delay  in listing on the OTC Bulletin
Board relates to questions or inquiries of the NASD concerning the Client's present or past business and its officers and directors, then in such event, MAS will promptly refund to Client the consulting fee paid to MAS as provided above, less the sum of $10,000.

(3) At closing, which shall take place at a time and place mutually agreeable to the parties hereto, MAS shall deliver to Client or its designee the following:

(a) Certificates representing the shares being acquired hereunder; containing the following legend:

"The securities represented by this Certificate have not been registered under the
Securities Act of 1933 (the "Act") and are "Restricted Securities" as the term is defined in Rule 144 under the Act.  The Common Shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or exemption, the availability of which is to be established to the satisfaction of the Corporation."

(b) Necessary consents, if any, from the state of domicile of the Acquisition company;

(c) All corporate books, records, and documents, stock books, ledgers, minute books, articles and by-laws of the Acquisition company;

(d) Shareholder list of the Acquisition company;

(e) Resignations of all present officers and directors, effective as of the closing date;

(f) Copy of two years of audited year-end financial statements;

(4) MAS represents and warrants the following:

(a) that the Acquisition company is a corporation duly organized and existing under the laws of the State of Indiana, unless otherwise noted;

(b) that the Acquisition company will use its best efforts to preserve its business organization intact.

(c) that the Acquisition company will not enter into any contract, commitment or transaction, or declare, set aside or pay any dividend, or make any distribution in respect of its capital stock, or waive any obligation or liability, or compromise any claim, or cancel any note, loan or other obligation owed to it, without the consent of Client.

(d) That the Acquisition company is a reporting company under the federal securities laws, and it and its affiliates are current with its reporting obligations.

(5) MAS represents and warrants the following prior to closing:

(a) That MAS will not cause any amendment to be made in the Articles of Incorporation or By-Laws of the Acquisition company, nor issue or cause to be issued any additional shares of capital stock; nor issue or cause to be issued any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock may be directly or indirectly authorized, issued or transferred nor will either agree to do any of the acts listed above.

(6) Client represents and warrants the following prior to closing:

(a) That Client is solely responsibly for the decision to merge with the Acquisition company,

(b) That the Client to be merged with the Acquisition company which is the subject of this agreement shall be suitable in all respects for such merger,


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(7) The parties shall at all times keep each other's information, sources, trade secrets, processes, and confidential information strictly confidential.

(8) MAS  is not rendering legal advise to Client.  Each party is responsible for all of it's own professional, legal, accounting, Broker-Dealer, and consulting fees as they may apply to each party.

(9) All documents and work product prepared for or on behalf of Client by MAS shall become the property of Client.

(10) MAS warrants that the Acquisition company being transferred shall be transferred with no liabilities and little or no assets, and shall defend and hold Client and the Acquisition company harmless against any action by any third party against either of them arising out of, or as a consequence of, any act or omission of MAS or the
Acquisition company prior to, or during the closing contemplated by this contract of sale. Prior to closing MAS reserves the right, if necessary, to substitute another
Acquisition company acceptable to Client of like worth.

(11) All of the representations and warranties contained within this contract of sale, whether made by Client, MAS, or MAS on behalf of the Acquisition company, will be true and correct on the closing date as if made on that date.

(12) At any time prior to the closing, Client and their counsel, accountants and other agents shall have full access during normal business hours to all properties, books, accounts, records, contracts and documents relating to the Acquisition company.

(13) This agreement shall be governed by the laws of the State of Indiana. The parties agree to the jurisdiction of the Courts of the State of Indiana and the United States
District Court for the Southern District of Indiana as the forums for the resolution of any legal disputes between the parties.  Client agrees to pay court costs, attorney fees in a reasonable amount, and interest on any unpaid balances at the judgment rate then in effect in the State of Indiana should it become necessary for MAS to engage in legal action to recover any portion of the purchase price or any other fees from
Client.

(14) If any bona fide action or proceeding shall be pending against any party on the closing date that could result in an unfavorable judgment, decree or order that would prevent or make unlawful the performance of this agreement, or if any agency of the federal or of any state government shall have objected to it on or before the closing date to this transaction, or if any prospectus contemplated with respect to the issuance and sale of shares by Buyers shall have been disapproved by any federal or state regulatory agency, either party may cancel and terminate this agreement without liability to the other.  This paragraph shall not affect any obligation of any party under this contract that is permitted to be performed in whole or in part after the closing.

(15) Neither party may assign this agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.  However, MAS may require up to 180 days to perform due diligence on any assignee of Client, and may reject any assignee not qualified by MAS.

(16) This document contains the entire agreement between the parties hereto.  No oral or other representation or warranty has been given to Client by MAS, and this agreement controls over any and all oral representations made by any party to this transaction.  This agreement may only be modified by a writing, signed by the parties.

(17) Each party agrees to execute all of the documents and do all of the things necessary to effectuate the purpose of this agreement, without delay or limitations.

Accepted and Agreed:                         Accepted and Agreed:

/S/ Aaron Tsai                               /s/ Peter Amico
__________________________                   ____________________________________
MAS Financial Corp.                          Airtrax Inc.
By: Mr. Aaron Tsai, President                By: Peter Amico, Chief Executive Officer

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Mailing Address:

MAS Financial Corp.
1710 E. Division St.
Evansville, IN 47711


Airtrax Inc.
P. O. Box 868
Vineland, NJ 08362-0868



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